Exhibit 4.4

PURCHASE CONTRACT AGREEMENT

Dated as of [•], 2019

between

CHANGE HEALTHCARE INC.

and

U.S. BANK N.A.,

as Purchase Contract Agent,

as Attorney-in-Fact for the Holders of Equity-Linked Securities

from time to time as provided herein

and as Trustee under the Indenture referred to herein

i

-ii-

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SECTION 11.07.	Tax Treatment	64

SECTION 11.08.	Patriot Act	64

Exhibit A – Form of Unit

Exhibit B – Form of Purchase Contract

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PURCHASE CONTRACT AGREEMENT, dated as of [•], 2019 between CHANGE HEALTHCARE INC., a Delaware corporation (the “Company”), and U.S. BANK N.A., a national banking association acting as purchase contract agent and attorney-in-fact for the Holders of Equity-Linked Securities (as defined herein) from time to time (the “Purchase Contract Agent”) and as trustee under the Indenture (as defined herein).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Agreement and the Units and Purchase Contracts issuable hereunder.

All things necessary to make the Units and the Purchase Contracts, when such are executed by the Company, and authenticated on behalf of the Holders and delivered by the Purchase Contract Agent, as provided in this Agreement, the valid obligations of the Company and to constitute this Agreement a valid agreement of the Company, in accordance with its terms, have been done. For and in consideration of the premises and the purchase of the Units (including the constituent parts thereof) by the Holders thereof, it is mutually agreed as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States in effect as of the date hereof;

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision; and

(d) the following terms have the meanings given to them in this Section 1.01(d):

“Acceleration Date” has the meaning set forth in Section 4.09.

“Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling, or controlled by or under direct or indirect common control with the Person specified.

“Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

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“Applicable Market Value” (i) with respect to Common Stock, means the arithmetic average of the VWAPs of the Common Stock over the Mandatory Settlement Period, subject to adjustment as provided in Article V and (ii) with respect to any Exchange Property, has the meaning set forth in Section 5.02(a).

“Applicants” has the meaning set forth in Section 8.12(b).

“Averaging Period” has the meaning set forth in Section 5.01(a)(v).

“Bankruptcy Event” means the occurrence of one or more of the following events:

(a) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent entity, or approving as properly filed a petition seeking reorganization of the Company under any Bankruptcy Law and if such decree or order shall have been entered more than 90 days prior to the last Trading Day of the 20 consecutive Trading Day period during which the Applicable Market Value is determined, such decree or order shall have continued undischarged and unstayed for a period of 90 days;

(b) a decree or order by a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered and if such decree or order shall have been entered more than 90 days prior to the last Trading Day of the 20 consecutive Trading Day period during which the Applicable Market Value is determined, such decree or order shall have continued undischarged and unstayed for a period of 90 days; or

(c) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Beneficial Holder” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with the Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of the Depositary).

“Board of Directors” means the board of directors of the Company or any duly authorized committee of that board or any director or directors and/or, with respect to the Notes, any officer or officers to whom that board or committee shall have duly delegated its authority.

“Board Resolution” means (a) one or more resolutions, certified by the secretary or an assistant secretary of the Company to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, or (b), with respect to the Notes, a certificate signed by the director or directors and/or officer or officers to whom the Board of Directors or any duly authorized committee of that Board shall have duly delegated its authority, in each case, delivered to the Purchase Contract Agent.

“Book-Entry Interest” means a beneficial interest in a Global Security, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.06.

“Business Day” means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to close or be closed.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date.

“Clearing Agency” means an organization registered as a “Clearing Agency” pursuant to Section 17A of the Exchange Act.

“close of business” means 5:00 p.m. (New York City time).

“Closing Price” means, with respect to a share of Common Stock (or any other security) on any day, (i) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Relevant Stock Exchange; (ii) if the Common Stock (or any other security) is not listed for trading on a Relevant Stock Exchange on the relevant date, the last quoted bid price for the Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization; or (iii) if the Common Stock (or any other security) is not so quoted, the average of the mid-point of the last bid and ask prices for the Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Code” means the Internal Revenue Code of 1986 (title 26 of the United States Code), as amended from time to time.

“Common Stock” means the common stock, par value $0.001 per share, of the Company as it existed on the date of this Agreement, subject to Section 5.02.

“Company” means the Person named as the “Company” in the first paragraph of this Agreement until a successor shall have become such pursuant to Article X, and thereafter “Company” shall mean such successor or the issuer of any Exchange Property, as the context may require.

“Component Note” means a Note, in global form and attached to a Global Unit, that (a) shall evidence the number of Notes specified therein that are components of the Units evidenced by such Global Unit, (b) shall be registered on the security register for the Notes in the name of the Purchase Contract Agent, as attorney-in-fact of holder(s) of the Units of which such Notes form a part, and (c) shall be held by the Purchase Contract Agent as attorney-in-fact of such holder(s), together with such Global Unit, as custodian of such Global Unit for the Depositary.

“Component Purchase Contract” means a Purchase Contract, in global form and attached to a Global Unit, that (a) shall evidence the number of Purchase Contracts specified therein that are components of the Units evidenced by such Global Unit, (b) shall be registered on the Security Register in the name of the Purchase Contract Agent, as attorney-in-fact of holder(s) of the Units of which such Purchase Contract forms a part, and (c) shall be held by the Purchase Contract Agent as attorney-in-fact of such holder(s), together with such Global Unit, as custodian of such Global Unit for the Depositary.

“control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Corporate Trust Office” means the office of the Purchase Contract Agent in New York at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Global Corporate Trust.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“default” means any failure to comply with terms of this Agreement or any covenant contained herein.

“Definitive Equity-Linked Security” means an Equity-Linked Security in definitive form.

“Definitive Security” means any Security in definitive form.

“Depositary” means a Clearing Agency that is acting as a depositary for the Equity-Linked Securities and in whose name, or in the name of a nominee of that organization, shall be registered one or more Global Securities and which shall undertake to effect book-entry transfers of the Equity-Linked Securities as contemplated by Section 3.05 and Section 3.06.

“Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers of securities deposited with the Depositary.

“Determination Date” means each of (a) in the case of a settlement of Purchase Contracts on the Mandatory Settlement Date, the last Trading Day of the 20 consecutive Trading Day period during which the Applicable Market Value is determined, (b) any Early Settlement Date, (c) any Early Mandatory Settlement Notice Date, (d) any Fundamental Change Early Settlement Date, and (e) the day immediately preceding any Acceleration Date.

“DTC” means The Depository Trust Company.

“Early Mandatory Settlement Date” has the meaning set forth in Section 4.08(a).

“Early Mandatory Settlement Notice” has the meaning set forth in Section 4.08(b).

“Early Mandatory Settlement Notice Date” has the meaning set forth in Section 4.08(b)(ii).

“Early Mandatory Settlement Rate” shall be the Maximum Settlement Rate as of the Early Mandatory Settlement Notice Date.

“Early Mandatory Settlement Right” has the meaning set forth in Section 4.08(a).

“Early Settlement” means, in respect of any Purchase Contract, that the Holder of such Purchase Contract has elected to settle such Purchase Contract early pursuant to Section 4.06 or Section 4.07, as the case may be.

“Early Settlement Date” has the meaning set forth in Section 4.06(c).

“Early Settlement Notice” has the meaning set forth in Section 4.06(b)(i).

“Early Settlement Rate” means, for any Purchase Contract in respect of which Early Settlement is applicable, the Minimum Settlement Rate in effect on the Early Settlement Date, unless the Holder of such Purchase Contract has elected to settle such Purchase Contract early in connection with a Fundamental Change pursuant to Section 4.07, in which case the “Early Settlement Rate” for such Purchase Contract means the Fundamental Change Early Settlement Rate.

“Early Settlement Right” has the meaning set forth in Section 4.06(a).

“Effective Date” has the meaning set forth in Section 4.07(d); provided, however, that for the purposes of Section 5.01, “Effective Date” means the first date on which the shares of the Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

“Equity-Linked Security” means a Unit or a Purchase Contract, as applicable.

“ERISA” has the meaning set forth in Section 4.02(d)(i)(A).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any statute successor thereto, in each case as amended from time to time, together with the rules and regulations promulgated thereunder.

“Exchange Property” has the meaning set forth in Section 5.02(a).

“Ex-Date” when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock (or other applicable security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution in question from the Company or, if applicable, from the seller of the Common Stock (or other applicable security) on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors, as evidenced by a Board Resolution.

“Fixed Settlement Rate” has the meaning set forth in Section 4.01(c).

A “Fundamental Change” shall be deemed to have occurred upon the occurrence of any of the following:

(a) any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, any of its Subsidiaries, any of the Company’s and its Subsidiaries’ employee benefit plans, or any Permitted Holder files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of the Common Stock representing more than 50% of the voting power of the Common Stock;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person or persons other than one of the Company’s Wholly Owned Subsidiaries;

(c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock (or other common stock receivable upon settlement of the Purchase Contracts, if applicable) ceases to be listed or quoted on any of the NYSE, Nasdaq or the Nasdaq Global Market (or any of their respective successors).

A transaction or transactions described in clauses (a) or (b) above shall not constitute a Fundamental Change, however, if (i) at least 90% of the consideration received or to be received by the holders of the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the NYSE, Nasdaq or the Nasdaq Global Market (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and (ii) as a result of such transaction or transactions such consideration becomes the consideration receivable upon settlement of the Purchase Contracts, if applicable, excluding cash payments for fractional shares.

Notwithstanding anything to the contrary herein, in no event shall a Qualified McKesson Exit or any related transaction, including the Merger, constitute a Fundamental Change.

If any transaction in which the Common Stock is replaced by the securities of another Person occurs, following completion of any related Fundamental Change Early Settlement Period (or, in the case of a transaction that would have been a Fundamental Change but for the immediately preceding paragraph, following the date such transaction becomes effective), references to the Company in the definition of “Fundamental Change” above shall instead be references to such other Person.

“Fundamental Change Early Settlement Date” has the meaning set forth in Section 4.07(b).

“Fundamental Change Early Settlement Period” has the meaning set forth in Section 4.07(a).

“Fundamental Change Early Settlement Rate” has the meaning set forth in Section 4.07(f).

“Fundamental Change Early Settlement Right” has the meaning set forth in Section 4.07(a).

“Global Note” means a Note, as defined in the Indenture, in global form that shall (a) evidence the number of Separate Notes specified therein, (b) be registered on the security register for the Notes in the name of the Depositary or its nominee, and (c) be held by the Trustee as custodian for the Depositary.

“Global Purchase Contract” means a Purchase Contract in global form that shall (a) evidence the number of Separate Purchase Contracts specified therein, (b) be registered on the Security Register in the name of the Depositary or its nominee, and (c) be held by the Purchase Contract Agent as custodian for the Depositary.

“Global Security” means a Global Unit, a Global Purchase Contract or a Global Note, as applicable.

“Global Unit” means a Unit in global form that shall (a) evidence the number of Units specified therein, (b) be registered on the Security Register in the name of the Depositary or its nominee, (c) include, as attachments thereto, a Component Note and a Component Purchase Contract, evidencing, respectively, a number of Notes and a number of Purchase Contracts, in each case, equal to the number of Units evidenced by such Unit in global form, and (d) be held by the Purchase Contract Agent as custodian for the Depositary.

“Holder” means, with respect to a Unit or Purchase Contract, the Person in whose name the Unit or Purchase Contract, as the case may be, is registered in the Security Register, and with respect to a Note, the Person in whose name the Note is registered as provided for in the Indenture.

“Indenture” means the Indenture, dated as of [•], 2019, between the Company and the Trustee (including any provisions of the TIA that are deemed incorporated therein), as supplemented by a supplemental indenture, to be dated as of the Issue Date, pursuant to which the Notes will be issued.

“Installment Payment Date” has the meaning set forth in the Indenture.

“Issue Date” means [•], 2019.

“Issuer Order” means a written statement, request or order of the Company, which is signed in its name by the chairman of the Board of Directors, the president or chief executive officer, the chief financial officer, any executive or senior vice president, any vice president or the treasurer of the Company, and delivered to the Purchase Contract Agent and/or the Trustee.

“Joint Venture” means Change Healthcare LLC.

“LLC Units” means limited liability company interests.

“Mandatory Settlement Date” means the Scheduled Mandatory Settlement Date, subject to acceleration pursuant to Section 4.09; provided that, if one or more of the 20 consecutive Scheduled Trading Days in the Mandatory Settlement Period is not a Trading Day, the “Mandatory Settlement Date” shall be postponed until the second Scheduled Trading Day immediately following the last Trading Day of the Mandatory Settlement Period.

“Mandatory Settlement Period” means the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding [•], 2022.

“Mandatory Settlement Rate” has the meaning set forth in Section 4.01(b).

“Market Disruption Event” means (i) a failure by the Relevant Stock Exchange to open for trading during its regular trading session or (ii) the occurrence or existence on the Relevant Stock Exchange prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock (or other security for which a VWAP or Closing Price must be determined) for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock (or such other security) or in any options contracts or futures contracts relating to the Common Stock (or such other security).

“Maximum Settlement Rate” has the meaning set forth under Section 4.01(b)(iii), subject to adjustment pursuant to the terms of Article V.

“McK Members” means the subsidiaries of McKesson that serve as members of the Joint Venture.

“McKesson” means McKesson Corporation (NYSE: MCK).

“Merger” has the meaning set forth in the Prospectus.

“Minimum Settlement Rate” has the meaning set forth under Section 4.01(b)(i), subject to adjustment pursuant to the terms of Article V.

“Minimum Stock Price” has the meaning set forth under Section 4.07(f)(iii).

“Nasdaq” means the Nasdaq Global Select Market.

“Notes” means the series of notes designated as the [•]% Senior Amortizing Notes due 2022 to be issued by the Company under the Indenture, and “Note” means each note of such series having an initial principal amount of $[•].

“NYSE” means the New York Stock Exchange.

“Officer’s Certificate” means a certificate signed by the chairman of the Board of Directors, the president or chief executive officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, any assistant controller, the secretary, any assistant secretary, any executive vice president, any senior vice president or any vice president of the Company. Each such certificate shall include the statements provided for in Section 1.02 if and to the extent required by the provisions of such Section 1.02.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by the chief counsel of the Company or by such other legal counsel who may be an employee of or counsel to the Company and who shall be reasonably satisfactory to the Purchase Contract Agent and/or the Trustee, as applicable. Each such opinion shall include the statements provided for in Section 1.02 if and to the extent required by the provisions of such Section 1.02.

“Outstanding Purchase Contracts” means, subject to the provisions of Section 6.03, as of the Determination Date, all Purchase Contracts theretofore executed, authenticated on behalf of the Holder and delivered under this Agreement (including, for the avoidance of doubt, Purchase Contracts held as a component of Units and Separate Purchase Contracts), except:

(a) Purchase Contracts theretofore cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

(b) Purchase Contracts in exchange for or in lieu of which other Purchase Contracts have been executed, authenticated on behalf of the Holder and delivered pursuant to this Agreement, other than any such Purchase Contract in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Purchase Contract is held by a protected purchaser in whose hands the Purchase Contracts are valid obligations of the Company.

“Patriot Act” has the meaning set forth in Section 11.08.

“Permitted Holder” means each of the Sponsors, and at any time prior to the consummation of the Qualified McKesson Exit, McKesson, including, in each case, their respective affiliates (including the McK Members and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the Sponsors but other than, in each case, any portfolio company of McKesson or any Sponsor); provided that, (i) prior to the consummation of the Qualified McKesson Exit, none of the Sponsors, McKesson or their respective affiliates shall constitute a Permitted Holder if the Sponsors and McKesson (together with their respective affiliates), collectively, have, directly or indirectly, beneficial ownership of more than 90% of the total voting power in the aggregate of all classes of capital stock (other than the Class X Stock) then outstanding entitled to vote generally in elections of our directors (assuming the exchange of all LLC Units for shares of common stock other than LLC Units held by Change Healthcare Inc. or its wholly owned subsidiaries) and (ii) following the consummation of the Qualified McKesson Exit, no Sponsor or their respective affiliates shall constitute a Permitted Holder if all such Sponsors (together with their respective affiliates), collectively, have, directly or indirectly, beneficial ownership of more than 66 2/3% of the total voting power in the aggregate of all classes of capital stock (other than the Class X Stock) then outstanding entitled to vote generally in elections of our directors.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Plan” has the meaning set forth in Section 4.02(d)(i)(C).

“Prospectus” means the preliminary prospectus, dated [•], 2019, as supplemented by the related pricing term sheet dated [•], 2019, relating to the offering and sale of the Units.

“Purchase Contract” means a prepaid stock purchase contract obligating the Company to deliver shares of Common Stock on the terms and subject to the conditions set forth herein.

“Purchase Contract Agent” means the Person named as the “Purchase Contract Agent” in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to Article VIII, and thereafter “Purchase Contract Agent” shall mean such Person.

“Purchase Contract Settlement Fund” has the meaning set forth in Section 4.03.

“Qualified McKesson Exit” means a spin-off or split-off transaction (or a combination of the foregoing) that would result, among other things, in the acquisition by Change Healthcare Inc. of all of McKesson’s LLC Units and the issuance by Change Healthcare Inc. to McKesson and/or McKesson’s securityholders of an equal number of shares of Common Stock.

“Record Date” means, when used with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Reference Price” means the Stated Amount, divided by the then applicable Maximum Settlement Rate, which as of the Issue Date is approximately equal to $[•].

“Relevant Stock Exchange” means Nasdaq or, if the Common Stock (or other security for which a VWAP or Closing Price must be determined) is not then listed on Nasdaq, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then listed or admitted for trading.

“Reorganization Event” has the meaning set forth in Section 5.02(a).

“Repurchase Date” has the meaning set forth in the Indenture.

“Repurchase Price” has the meaning set forth in the Indenture.

“Repurchase Right” has the meaning set forth in the Indenture.

“Responsible Officer” means any officer of the Purchase Contract Agent with direct responsibility for the administration of this Agreement.

“Scheduled Mandatory Settlement Date” means [•], 2022.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Stock (or such other security) is not listed or admitted for trading on a Relevant Stock Exchange, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Security” means a Unit, a Purchase Contract or a Note, as applicable.

“Security Register” has the meaning set forth in Section 3.05.

“Security Registrar” has the meaning set forth in Section 3.05.

“Separate Note” has the meaning set forth in Section 2.03(a).

“Separate Purchase Contract” has the meaning set forth in Section 2.03(a).

“Settlement Date” means (i) the second Business Day following any Early Settlement Date, (ii) the second Business Day following any Fundamental Change Early Settlement Date, (iii) any Early Mandatory Settlement Date, or (iv) the Mandatory Settlement Date.

“Similar Laws” has the meaning set forth in Section 4.02(d)(i)(B).

“Spin-Off” means the Company makes a dividend or distribution to all or substantially all holders of Common Stock consisting of Capital Stock of, or similar equity interests in, or relating to, a Subsidiary or other business unit of the Company that, upon issuance, will be traded on a U.S. national securities exchange.

“Sponsors” refers to investment funds associated with The Blackstone Group L.P. and investment funds associated with the affiliated companies of Hellman & Friedman LLC.

“Stated Amount” means $50.00.

“Stock Price” has the meaning set forth in Section 4.07(d).

“Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation or other entity is at the time directly or indirectly owned or controlled by such Person.

“Tender Offer Expiration Date” has the meaning set forth in Section 5.01(a)(v).

“Threshold Appreciation Price” means an amount equal to the Stated Amount, divided by the then applicable Minimum Settlement Rate, which as of the Issue Date is approximately equal to $[•].

“TIA” means the Trust Indenture Act of 1939, as amended from time to time.

“Trading Day” means (A) for purposes of determining any consideration due at settlement of a Purchase Contract means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock (or other security for which a VWAP must be determined) generally occurs on the Relevant Stock Exchange; provided, that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and (B) for all other purposes (including, for the avoidance of doubt, Section 5.01) a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the Relevant Stock Exchange, or, if the Common Stock (or such other security) is not then listed on a Relevant Stock Exchange, on the principal other market on which the Common Stock (or such other security) is then listed or admitted for trading and (ii) a Closing Price per share for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“Trustee” means U.S. Bank N.A., as trustee under the Indenture, or any successor thereto.

“Unit” means the collective rights of a Holder of a unit consisting of a single Purchase Contract and a single Note prior to separation pursuant Section 2.03 or subsequent to recreation pursuant to Section 2.04.

“Valuation Period” has the meaning set forth in Section 5.01(a)(iii)(B).

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page “CHNG <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open until the scheduled close of trading of the primary trading session on such Trading Day; or, if such price is not available, the market value per share of the Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose. For the avoidance of doubt, “VWAP” will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for the purposes of this definition, the reference to “a majority of the Capital Stock” in the definition of “Subsidiary” shall be deemed replaced by a reference to “all of the Capital Stock”.

SECTION 1.02. Compliance Certificates and Opinions. Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Purchase Contract Agent and/or Trustee to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent and/or Trustee, as applicable, an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.

Every Officer’s Certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(i) a statement that each individual signing such Officer’s Certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information that is in the possession of the Company as applicable, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Company, as applicable, or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, as applicable, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

SECTION 1.03. Notices. Any notice or demand which by any provision of this Agreement is required or permitted to be given or served by the Purchase Contract Agent or by the Holders to or on the Company may be given or served by being deposited postage prepaid, first class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Purchase Contract Agent) to Change Healthcare Inc., 3055 Lebanon Pike, Suite 1000, Nashville, Tennessee 37214, Attention: [General Counsel]. Any notice, direction, request or demand by the Company or any Holder to or upon the Purchase Contract Agent or the Trustee shall be deemed to have been sufficiently given or served by being deposited postage prepaid, first class mail (except as otherwise specifically provided herein) addressed (until another address of the Purchase Contract Agent or Trustee is filed by the Purchase Contract Agent or Trustee with the Company) to U.S. Bank N.A., 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Services, re: Change Healthcare Inc.

Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security Register; provided, however, that, in the case of a Global Unit or Global Purchase Contract, electronic notice may be given to the Depositary, as the Holder thereof, in accordance with the applicable procedures of the Depositary. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be reasonably satisfactory to the Purchase Contract Agent shall be deemed to be sufficient notice.

SECTION 1.04. Effect of Headings and Table of Contents. The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.05. Successors and Assigns. All covenants and agreements in this Agreement by the Company and the Purchase Contract Agent shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.06. Separability Clause. In case any provision in this Agreement or in the Purchase Contracts shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

SECTION 1.07. Benefits of Agreement. Nothing contained in this Agreement or in the Purchase Contracts, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Purchase Contracts by their acceptance of delivery of such Purchase Contracts.

SECTION 1.08. Governing Law. This Agreement, the Units and the Purchase Contracts and any claim, controversy or dispute arising under or related thereto shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 1.09. Conflict with Indenture. To the extent that any provision of this Purchase Contract Agreement relating to the Notes conflicts with or is inconsistent with the Indenture, the Indenture shall govern.

SECTION 1.10. Legal Holidays. In any case where any Settlement Date shall not be a Business Day, notwithstanding any other provision of this Agreement or the Purchase Contracts, the settlement of the Purchase Contracts shall not be effected on such date, but instead shall be effected on the next succeeding Business Day with the same force and effect as if made on such Settlement Date, and no interest or other amounts shall accrue or be payable by the Company or to any Holder in respect of such delay.

SECTION 1.11. Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 1.12. Inspection of Agreement. Unless a conformed copy of this Agreement has been filed on the EDGAR system of the U.S. Securities and Exchange Commission, a copy of this Agreement shall be available at all reasonable times during normal business hours at Change Healthcare Inc., 3055 Lebanon Pike, Suite 1000, Nashville, Tennessee 37214 for inspection by any Holder or Beneficial Holder.

SECTION 1.13. Calculations. The solicitation of any necessary bids and the performance of any calculations to be made hereunder and under the Units and Purchase Contracts shall be the sole obligation of the Company, and the Purchase Contract Agent shall have no obligation to make, review or verify such calculations. These calculations include, but are not limited to, determination of the applicable Mandatory Settlement Rate, the Fixed Settlement Rates, the Early Settlement Rate, the Early Mandatory Settlement Rate, the Fundamental Change Early Settlement Rate, the Applicable Market Value, the Closing Price and the VWAP, as the case may be. All such calculations made by the Company or its agent hereunder shall be made in good faith and, absent manifest error, be final and binding on the Purchase Contract Agent, the Trustee, each Paying Agent and the Holders. For any calculations to be made by the Company or its agent hereunder, the Company shall provide a schedule of such calculations to the Purchase Contract Agent and the Trustee, and each of the Purchase Contract Agent and the Trustee shall be entitled to conclusively rely upon the accuracy of the calculations by the Company or its agent without independent verification, shall have no liability with respect thereto and shall have no liability to the Holders for any loss any of them may incur in connection with no independent verification having been done. Furthermore, the Purchase Contract Agent shall not be under any duty or responsibility to determine whether any facts exist which may require any adjustment hereunder, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed.

SECTION 1.14. UCC. Each Purchase Contract (whether or not included in a Unit) is a security governed by Article VIII of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

SECTION 1.15. Waiver of Jury Trial. Each of the Company, the Purchase Contract Agent and the Trustee hereto waives its respective rights to trial by jury in any action or proceeding arising out of or related to the Purchase Contracts, this Agreement or the transactions contemplated hereby, to the maximum extent permitted by law.

ARTICLE II

UNIT AND PURCHASE CONTRACT FORMS

SECTION 2.01. Forms of Units and Purchase Contracts Generally. (a) The Units and Purchase Contracts shall be in substantially the forms set forth in Exhibit A and Exhibit B hereto, respectively, which shall be incorporated in and made a part of this Purchase Contract Agreement, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units or Purchase Contracts, as the case may be, are (or may in the future be) listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Units and Purchase Contracts, as the case may be, as evidenced by their execution thereof.

(b) The Units and Purchase Contracts shall be issuable only in registered form and only in denominations of a single Unit or Purchase Contract, as the case may be, and any integral multiple thereof.

(c) The Units will initially be issued in the form of one or more fully registered Global Units as set forth in Section 3.06. The Purchase Contracts will initially be issued as Component Purchase Contracts substantially in the form of Attachment 3 to the form of Global Unit attached as Exhibit A hereto, and will be attached to the related Global Unit and registered in the name of U.S. Bank N.A., as attorney-in-fact of the holder(s) of such Global Unit.

(d) Definitive Securities shall be printed, lithographed or engraved with steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Units or Purchase Contracts, as the case may be, evidenced by such Definitive Securities, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

(e) Every Global Unit and Global Purchase Contract executed, authenticated on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL [UNIT / PURCHASE CONTRACT] WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

SECTION 2.02. Form of Certificate of Authentication. The form of certificate of authentication of the Units and Purchase Contracts shall be in substantially the form set forth in the form of Unit or form of Purchase Contract, respectively, attached hereto.

SECTION 2.03. Global Securities; Separation of Units.

(a) On any Business Day during the period beginning on, and including, the Business Day immediately following the Issue Date to, but excluding, the second Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date or, if earlier, the second Scheduled Trading Day immediately preceding any Early Mandatory Settlement Date and also excluding the Business Day immediately preceding any Installment Payment Date (provided that the right to separate the Units shall resume after such Business Day), a Holder of a Unit may separate such Unit into its constituent Purchase Contract and Note (each such separated Purchase Contract and separated Note, a “Separate Purchase Contract” and “Separate Note,” respectively), which will thereafter trade under their respective CUSIP numbers (15912K 118) and (15912K AA8), and that Unit will cease to exist. In order to cause the separation of a Global Unit into its component parts, a Beneficial Holder must comply with the applicable procedures of the Depositary. Following a valid exercise of separation rights by a Holder of Global Units, the Purchase Contract Agent or Trustee, as applicable, shall register (i) a decrease in the number of Units represented by the Global Unit and the number of Purchase Contracts and Notes represented by the Component Purchase Contract and the Component Note attached to the Global Unit as Attachments 3 and 4, respectively, as set forth in Schedule A to each such attachment, and (ii) a corresponding increase in the number of Purchase Contracts and Notes represented by the Global Purchase Contract and the Global Note, respectively. If, however, such Unit is in the form of a Definitive Security in accordance with Section 3.09, the Holder thereof must deliver to the Purchase Contract Agent such Unit, together with a separation notice, in the form set forth in Attachment 1 to the form of Unit attached hereto as Exhibit A. Upon the receipt of such separation notice, the Company shall promptly cause delivery, in accordance with the delivery instructions set forth in such separation notice, of one Separate Purchase Contract and one Separate Note for each such Unit. Separate Purchase Contracts and Separate Notes will be transferable independently from each other.

(b) Holders that elect to separate the Note and related Purchase Contract in accordance with this Section 2.03 shall be responsible for any fees or expenses payable in connection with such separation, and neither the Company, the Purchase Contract Agent nor the Trustee shall be liable for any such fees or expenses.

SECTION 2.04. Recreation of Units.

(a) On any Business Day during the period beginning on, and including, the Business Day immediately following the Issue Date to, but excluding, the second Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date or, if earlier, the second Scheduled Trading Day immediately preceding any Early Mandatory Settlement Date and also excluding the Business Day immediately preceding any Installment Payment Date (provided that the right to recreate the Units shall resume after such Business Day), a Holder of a Separate Purchase Contract and a Separate Note may recreate a Unit (which will thereafter trade under the CUSIP number 15912K 209 for the Units), and each such Separate Purchase Contract and Separate Note will cease to exist. In order to cause the recreation of a global Separate Purchase Contract and a global Separate Note into a Unit, a Beneficial Holder must comply with the applicable procedures of the Depositary. Following a valid exercise of recreation rights by a Holder of Global Notes and Global Purchase Contracts, the Purchase Contract Agent or Trustee, as applicable, shall register (i) an increase in the number of Units represented by the Global Unit and the number of Purchase Contracts and Notes represented by the Component Purchase Contract and the Component Note attached to the Global Unit as Attachments 3 and 4, respectively, as set forth in Schedule A to each such attachment, and (ii) a corresponding decrease in the number of Purchase Contracts and Notes represented by the Global Purchase Contract and Global Note, respectively. If, however, such Separate Purchase Contract and Separate Note are in the form of Definitive Securities, the Holder thereof must deliver to the Purchase Contract Agent such Definitive Securities, together with a recreation notice, in the form set forth in Attachment 2 to the form of Unit attached hereto as Exhibit A. Upon the receipt of such recreation notice, the Company shall promptly cause delivery, in accordance with the delivery instructions set forth in such recreation notice, of one Unit in definitive form for such Definitive Securities.

(b) Holders that recreate Units in accordance with this Section 2.04 shall be responsible for any fees or expenses payable in connection with such recreation, and neither the Company, the Purchase Contract Agent nor the Trustee shall be liable for any such fees or expenses.

ARTICLE III

THE UNITS AND PURCHASE CONTRACTS

SECTION 3.01. Amount and Denominations. The aggregate number of Units and Separate Purchase Contracts evidenced by Equity-Linked Securities executed, authenticated on behalf of the Holders and delivered hereunder is limited to [•], except for Units and Separate Purchase Contracts executed, authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other Units and Separate Purchase Contracts pursuant to Section 3.04, Section 3.05, Section 3.10 or Section 9.05. Each Unit was initially issued for a purchase price of $50.00 (before underwriting discounts and commissions), which represented an issue price of $[•] for the Note contained in each Unit and an issue price of $[•] for the Purchase Contract contained in each Unit.

SECTION 3.02. Rights and Obligations Evidenced by the Equity-Linked Securities. Each Equity-Linked Security shall evidence the number of Units or Separate Purchase Contracts, as the case may be, specified therein, with (a) each such Unit representing the rights and obligations of the Holder thereof and of the Company under one Purchase Contract, and the rights and obligations of the Holder thereof and of the Company under one Note, and (b) each such Separate Purchase Contract representing the rights and obligations of the Holder thereof and of the Company under one Separate Purchase Contract. In the case of a Unit, the Holder of such Unit shall, for all purposes hereunder and under the Indenture, be deemed to be the Holder of the Note and Purchase Contract that are components of such Unit.

Prior to the close of business on the Determination Date with respect to any Purchase Contract (whether such Purchase Contract is held as a component of a Unit or as a Separate Purchase Contract), the shares of Common Stock underlying such Purchase Contract shall not be outstanding, and such Purchase Contract shall not entitle the Holder thereof to any of the rights of a holder of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors for any other matter, or any other rights whatsoever as a shareholder of the Company.

SECTION 3.03. Execution, Authentication, Delivery and Dating. Upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Equity-Linked Securities executed by the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Purchase Contracts from time to time (in the case of Purchase Contracts), to the Purchase Contract Agent and Trustee (if applicable) for authentication on behalf of the Holders and delivery, together with an Issuer Order for authentication of such Equity-Linked Securities, and the Purchase Contract Agent and Trustee (if applicable) in accordance with such Issuer Order shall authenticate on behalf of the Holders and deliver such Equity-Linked Securities.

The Equity-Linked Securities shall be executed on behalf of the Company by any authorized officer of the Company and, in the case of the Purchase Contracts, shall be executed on behalf of the Holders by any authorized officer of the Purchase Contract Agent as attorney-in-fact for the Holders of Purchase Contracts from time to time. The signature of any such officer on the Equity-Linked Securities may be manual or facsimile.

Equity-Linked Securities bearing the manual or facsimile signature of an individual who was at any time the proper officer of the Company or, in the case of the Purchase Contracts, the Purchase Contract Agent, shall bind the Company and the Holders of Purchase Contracts, as the case may be, notwithstanding that such individual has ceased to hold such offices prior to the authentication and delivery of such Equity-Linked Securities or did not hold such offices at the date of such Equity-Linked Securities.

Each Equity-Linked Security shall be dated the date of its authentication.

No Equity-Linked Security shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Equity-Linked Security a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Purchase Contract Agent and Trustee (if applicable) by manual signature, and such certificate upon any Equity-Linked Security shall be conclusive evidence, and the only evidence, that such Equity-Linked Security has been duly authenticated and delivered hereunder.

SECTION 3.04. Temporary Equity-Linked Securities. Pending the preparation of any Definitive Equity-Linked Securities, the Company shall execute and deliver to the Purchase Contract Agent and, in the case of Units, Trustee, and the Purchase Contract Agent and, if applicable, Trustee shall authenticate on behalf of the Holders, and deliver, in lieu of such Definitive Equity-Linked Securities, temporary Equity-Linked Securities that are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units or Separate Purchase Contracts, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Equity-Linked Securities, as evidenced by their execution of the Equity-Linked Securities.

If temporary Equity-Linked Securities are issued, the Company will cause Definitive Equity-Linked Securities to be prepared without unreasonable delay. After the preparation of Definitive Equity-Linked Securities, the temporary Equity-Linked Securities shall be exchangeable for Definitive Equity-Linked Securities upon surrender of the temporary Equity-Linked Securities at the Corporate Trust Office, at the expense of the Company and without charge to the Holder or the Purchase Contract Agent. Upon surrender for cancellation of any one or more temporary Equity-Linked Securities, the Company shall execute and deliver to the Purchase Contract Agent and Trustee, and the Purchase Contract Agent and, if applicable, the Trustee shall authenticate on behalf of the Holder, and deliver in exchange therefor, one or more Definitive Equity-Linked Securities of like tenor and denominations and evidencing a like number of Units or Separate Purchase Contracts, as the case may be, as the temporary Equity-Linked Security or Equity-Linked Securities so surrendered. Until so exchanged, the temporary Equity-Linked Securities shall in all respects evidence the same benefits and the same obligations with respect to the Units or Separate Purchase Contracts, as the case may be, evidenced thereby as Definitive Equity-Linked Securities.

SECTION 3.05. Registration; Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Equity-Linked Securities and of transfers of Equity-Linked Securities. The Purchase Contract Agent is hereby initially appointed security registrar (the “Security Registrar”) for the purpose of registration of Equity-Linked Securities and transfers of Equity-Linked Securities as provided herein. The Security Registrar shall record separately the registration and transfer of the Equity-Linked Securities evidencing Units and Separate Purchase Contracts.

Upon surrender for registration of transfer of any Equity-Linked Security at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent and Trustee, and the Purchase Contract Agent and Trustee shall authenticate on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Equity-Linked Securities of any authorized denominations, of like tenor, and evidencing a like number of Units or Separate Purchase Contracts, as the case may be.

At the option of the Holder, Equity-Linked Securities may be exchanged for other Equity-Linked Securities, of any authorized numbers and evidencing a like number of Units or Separate Purchase Contracts, as the case may be, upon surrender of the Equity-Linked Securities to be exchanged at the Corporate Trust Office. Whenever any Equity-Linked Securities are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent and Trustee, and the Purchase Contract Agent and, in the case of Units, the Trustee shall authenticate on behalf of the Holder, and deliver the Equity-Linked Securities which the Holder making the exchange is entitled to receive.

All Equity-Linked Securities issued upon any registration of transfer or exchange of an Equity-Linked Security shall evidence the ownership of the same number of Units or Separate Purchase Contracts, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Units or Separate Purchase Contracts, as the case may be, evidenced by the Equity-Linked Security surrendered upon such registration of transfer or exchange.

Every Equity-Linked Security presented or surrendered for registration of transfer or exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Purchase Contract Agent duly executed by the Holder thereof, or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of an Equity-Linked Security, but the Company or the Purchase Contract Agent on behalf of the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equity-Linked Securities, other than any exchanges pursuant to Section 3.06 and Section 9.05 not involving any transfer.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent and, in the case of Units, the Trustee shall not be obligated to authenticate on behalf of the Holder or deliver any Equity-Linked Security in exchange for any other Equity-Linked Security presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the Scheduled Mandatory Settlement Date or any earlier Settlement Date with respect to such Equity-Linked Security. In lieu of delivery of a new Equity-Linked Security, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Company shall, if a Settlement Date with respect to such Equity-Linked Security has occurred, deliver or cause to be delivered the shares of Common Stock deliverable and cash in lieu of any fractional share of Common Stock in respect of the Purchase Contracts evidenced by such Equity-Linked Security (together with the Separate Note, if such Equity-Linked Security is a Unit and if the Repurchase Right is not applicable or, if applicable, not exercised).

SECTION 3.06. Book-Entry Interests. The Units, on original issuance, will be issued in the form of one or more fully registered Global Units, to be delivered to the Depositary or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial Depositary. Such Global Units shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of DTC, and no Beneficial Holder will receive a Definitive Unit representing such Beneficial Holder’s interest in such Global Unit, except as provided in Section 3.09. Unless and until definitive, fully registered Securities have been issued to Beneficial Holders pursuant to Section 3.09:

(i) the provisions of this Section 3.06 shall be in full force and effect;

(ii) the Company shall treat the Depositary for all purposes of this Agreement (including settling the Purchase Contracts and receiving approvals, votes or consents hereunder) as the Holder of the Global Units and Global Purchase Contracts and shall have no obligation to the Beneficial Holders;

(iii) to the extent that the provisions of this Section 3.06 conflict with any other provisions of this Agreement, the provisions of this Section 3.06 shall control; and

(iv) the rights of the Beneficial Holders shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Holders and the Depositary or the Depositary Participants.

SECTION 3.07. Notices to Holders. Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company’s agent shall give such notices and communications to the Holders and, with respect to any Units or Purchase Contracts registered in the name of the Depositary or the nominee of the Depositary, the Company or the Company’s agent shall, except as set forth herein, have no obligations to the Beneficial Holders.

SECTION 3.08. Appointment of Successor Depositary. If the Depositary elects to discontinue its services as securities depositary with respect to the Units or Purchase Contracts, the Company may, in its sole discretion, appoint a successor Depositary with respect to such Units or such Purchase Contracts, as the case may be.

SECTION 3.09. Definitive Securities. If:

(i) the Depositary is at any time unwilling or unable to continue as depositary for the Global Securities or ceases to be a Clearing Agency registered under the Exchange Act, and a successor Depositary registered as a Clearing Agency under the Exchange Act is not appointed by the Company within 90 days; or

(ii) an Event of Default (as defined in the Indenture), or any failure on the part of the Company to observe or perform any covenant or agreement in the Purchase Contracts or the Purchase Contract Agreement, has occurred and is continuing and a Beneficial Holder requests that its Securities be issued in physical, certificated form, then, in each case the Company shall execute, and the Purchase Contract Agent and/or the Trustee, as applicable, upon receipt of an Issuer Order for the authentication and delivery of Definitive Securities, shall authenticate and deliver Definitive Securities representing an aggregate number of Securities with respect to the Global Security or Securities representing such Securities (or representing an aggregate number of Securities equal to the aggregate number of Securities in respect of which such Beneficial Holder has requested the issuance of Definitive Securities pursuant to clause (ii) above) in exchange for such Global Security or Securities (or portion thereof). Each Definitive Security so delivered shall evidence Units or Purchase Contracts or Notes, as the case may be, of the same kind and tenor as the Global Security so surrendered in respect thereof. Notwithstanding the foregoing, the exchange of Global Notes for Notes in definitive form shall be governed by the Indenture.

SECTION 3.10. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Equity-Linked Security is surrendered to the Purchase Contract Agent, together with such security or indemnity as may be reasonably required by the Company, the Purchase Contract Agent and the Trustee to hold them or any of their agents harmless, then the Company shall execute and deliver to the Purchase Contract Agent and Trustee, and the Purchase Contract Agent and, if applicable, the Trustee shall authenticate on behalf of the Holder, and deliver in exchange therefor, a new Equity-Linked Security, evidencing the same number of Units or Separate Purchase Contracts, as the case may be, and bearing a security number not contemporaneously outstanding.

If there shall be delivered to the Company, the Purchase Contract Agent and the Trustee (in the case of any Units) (i) evidence to their satisfaction of the destruction, loss or theft of any Equity-Linked Security, and (ii) such security or indemnity satisfactory to the Company, the Purchase Contract Agent and the Trustee at the expense of the Holder, then, in the absence of notice to the Company, the Purchase Contract Agent or the Trustee that such Equity-Linked Security has been acquired by a protected purchaser, the Company shall execute and deliver to the Purchase Contract Agent and the Trustee (in the case of any Units), and the Purchase Contract Agent and the Trustee (in the case of any Units) shall authenticate on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Equity-Linked Security, a new Equity-Linked Security, evidencing the same number of Units or Separate Purchase Contracts, as the case may be, and bearing a security number not contemporaneously outstanding.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent and Trustee, and the Purchase Contract Agent and, in the case of Units, the Trustee shall not be obligated to authenticate on behalf of the Holder, and deliver to the Holder, an Equity-Linked Security on or after the second Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date or the second Scheduled Trading Day immediately preceding any Early Mandatory Settlement Date with respect to such Equity-Linked Security. In lieu of delivery of a new Equity-Linked Security, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Company shall, if a Settlement Date with respect to such Equity-Linked Security has occurred, deliver or arrange for delivery of the shares of Common Stock deliverable and cash in lieu of any fractional share of Common Stock in respect of the Purchase Contracts evidenced by such Equity-Linked Security (together with Separate Notes equal to the number of, and in the same form as, the Notes evidenced by such Equity-Linked Security if such Equity-Linked Security is a Unit and if the Repurchase Right is not applicable or, if applicable, not exercised).

Upon the issuance of any new Equity-Linked Security under this Section 3.10, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Purchase Contract Agent) connected therewith.

Every new Equity-Linked Security issued pursuant to this Section 3.10 in lieu of any destroyed, lost or stolen Equity-Linked Security shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Unit or Separate Purchase Contract, as the case may be, evidenced thereby, whether or not the destroyed, lost or stolen Equity-Linked Security shall be found at any time. Such new Equity-Linked Security (and the Units or Separate Purchase Contracts, as applicable, evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Equity-Linked Securities delivered hereunder.

The provisions of this Section 3.10 are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Equity-Linked Securities.

SECTION 3.11. Persons Deemed Owners. Prior to due presentment of an Equity-Linked Security for registration of transfer, the Company, the Purchase Contract Agent and the Trustee, and any agent of the Company, the Purchase Contract Agent or the Trustee, may treat the Person in whose name such Equity-Linked Security is registered as the owner of the Unit or Purchase Contract, as the case may be, evidenced thereby, for the purpose of performance of the Units or Purchase Contracts, as applicable, evidenced by such Equity-Linked Securities and for all other purposes whatsoever, and none of the Company, the Purchase Contract Agent nor the Trustee, nor any agent of the Company, the Purchase Contract Agent nor the Trustee, shall be affected by notice to the contrary.

Notwithstanding the foregoing, with respect to any Global Unit or Global Purchase Contract, nothing contained herein shall prevent the Company, the Purchase Contract Agent, the Trustee or any agent of the Company, the Purchase Contract Agent or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Unit or Global Purchase Contract or impair, as between such Depositary and the related Beneficial Holder, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Unit or Global Purchase Contract.

None of the Purchase Contract Agent, Trustee, the Paying Agent and the Security Registrar shall have any responsibility or obligation to any Beneficial Holder in a Global Security, an agent member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any agent member, with respect to any ownership interest in the Securities or with respect to the delivery to any agent member, Beneficial Holder or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Agreement shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of Beneficial Holders in Global Securities shall be exercised only through the Depositary subject to the applicable procedures. The Purchase Contract Agent, the Trustee, the Paying Agent and the Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, DTC Participants and any Beneficial Holders. The Purchase Contract Agent, the Trustee, the Paying Agent and the Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered Holder of any Global Security for all purposes of this

Agreement relating to such Global Security (including the payment or delivery of amounts due hereunder and the giving of instructions or directions by or to any Beneficial Holder) as the sole Holder of such Global Security and shall have no obligations to the Beneficial Holders thereof. None of the Purchase Contract Agent, the Trustee, the Paying Agent and the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such Depositary, including records in respect of the Beneficial Holders of any such Global Security, for any transactions between the Depositary and any agent member or between or among the Depositary, any such agent member and/or any Holder or Beneficial Holder of such Global Security, or for any transfers of beneficial interests in any such Global Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Purchase Contract Agent, the Trustee, or any agent of the Company, the Purchase Contract Agent or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and Beneficial Holders of such Global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such Global Security.

None of the Purchase Contract Agent, the Trustee, the Paying Agent or the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC Participants, members or Beneficial Holders in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 3.12. Cancellation. All Securities surrendered for separation or recreation and all Equity-Linked Securities surrendered for settlement or upon the registration of transfer or exchange of an Equity-Linked Security shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent and, if not already cancelled, be promptly cancelled by it; provided, however, that the Purchase Contract Agent shall deliver any Notes or Separate Notes so surrendered to it to the Trustee and Paying Agent (as defined in the Indenture) for disposition in accordance with the provisions of the Indenture. In the case of a Unit or Units surrendered for settlement, subject to Section 4.08 hereof, the Company shall promptly execute and the Trustee shall promptly authenticate and deliver in accordance with the terms of the Indenture to the Holder thereof a number of Separate Notes equal to the number of, and in the same form as, the Notes comprising part of the Units so surrendered. The Company may at any time deliver to the Purchase Contract Agent for cancellation any Equity-Linked Securities previously executed, authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Equity-Linked Securities so delivered shall, upon an Issuer Order, be promptly cancelled by the Purchase Contract Agent; provided, however, that if the Equity-Linked Securities so delivered are Units, the Purchase Contract Agent shall deliver the Notes comprising such Units to the Trustee and Paying Agent (as defined in the Indenture) for disposition in accordance with the provisions of the Indenture. No Equity-Linked Securities shall be executed, authenticated on behalf of the Holder and delivered in lieu of or in exchange for any Equity-Linked Securities cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Equity-Linked Securities held by the Purchase Contract Agent shall be disposed of in accordance with its customary practices.

If the Company or any Affiliate of the Company shall acquire any Equity-Linked Security, such acquisition shall not operate as a cancellation of such Equity-Linked Security unless and until such Equity-Linked Security is delivered to the Purchase Contract Agent for cancellation, in which case such Equity-Linked Security shall be accompanied by an Issuer Order and cancelled in accordance with the immediately preceding paragraph.

ARTICLE IV

SETTLEMENT OF THE PURCHASE CONTRACTS

SECTION 4.01. Mandatory Settlement Rate. (a) Each Purchase Contract obligates the Company to deliver, on the Mandatory Settlement Date, a number of shares of Common Stock equal to the Mandatory Settlement Rate as determined by the Company, unless such Purchase Contract has settled prior to the Mandatory Settlement Date.

(b) The “Mandatory Settlement Rate” is equal to:

(i) if the Applicable Market Value of the Common Stock is greater than the Threshold Appreciation Price, [•] shares of Common Stock for each Purchase Contract (the “Minimum Settlement Rate”);

(ii) if the Applicable Market Value of the Common Stock is less than or equal to the Threshold Appreciation Price but greater than or equal to the Reference Price, a number of shares of Common Stock for each Purchase Contract equal to the Stated Amount, divided by the Applicable Market Value; and

(iii) if the Applicable Market Value of the Common Stock is less than the Reference Price, [•] shares of Common Stock for each Purchase Contract (the “Maximum Settlement Rate”).

(c) The Maximum Settlement Rate and the Minimum Settlement Rate (each, a “Fixed Settlement Rate”) shall be subject to adjustment as provided in Article V.

(d) The Company shall give notice of the Mandatory Settlement Rate to the Purchase Contract Agent and Holders no later than the Scheduled Trading Day prior to the Mandatory Settlement Date.

SECTION 4.02. Representations and Agreements of Holders. Each Holder of an Equity-Linked Security, by its acceptance thereof:

(a) irrevocably authorizes and directs the Purchase Contract Agent to execute and deliver on its behalf and perform this Agreement on its behalf and appoints the Purchase Contract Agent as its attorney-in-fact for any and all such purposes;

(b) in the case of a Purchase Contract that is a component of a Unit, or that is evidenced by a Separate Purchase Contract, irrevocably authorizes and directs the Purchase Contract Agent to execute, deliver and hold on its behalf the Separate Purchase Contract or the Component Purchase Contract evidencing such Purchase Contract and to execute and deliver Units and appoints the Purchase Contract Agent its attorney-in-fact for any and all such purposes;

(c) consents to, and agrees to be bound by, the terms and provisions hereof and thereof;

(d) represents that either (i) no portion of the assets used to acquire or hold the Units, Common Stock issuable upon the settlement of the Purchase Contracts or Notes constitutes assets of any (A) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (B) plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or (C) entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements described in clauses (A) and (B) (each of the foregoing described in clause (A), (B) and (C) referred to as a “Plan”) or (ii) (A) the acquisition and holding of the Units, Common Stock issuable upon the settlement of the Purchase Contracts or Notes and any of its constituent parts will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws and (B) neither the Company, the underwriters in the offering of the Units or any of their respective Affiliates is, or is undertaking to be, a fiduciary with respect to the Plan in connection with the Plan’s acquisition, holding or disposition of the Units, Common Stock issuable upon settlement of the Purchase Contracts or Notes, as applicable; and

(e) agrees to the tax treatment provided for in Section 11.07.

SECTION 4.03. Purchase Contract Settlement Fund. On the applicable Settlement Date, the Company shall issue and deliver to the Holders of the Outstanding Purchase Contracts (or, in the case of an Early Settlement, to the Holders of Purchase Contracts that have elected such Early Settlement) the aggregate number of shares of Common Stock to which such Holders of the Purchase Contracts to be settled on such Settlement Date are entitled hereunder and any cash payable for fractional shares pursuant to Section 4.12. When any shares of Common Stock are required to be delivered to Holders pursuant to this Article IV, the Company shall deliver such shares of Common Stock, together with any dividends or distributions for which a Record Date and payment date for such dividend or distribution have occurred as of or after the close of business on the applicable Determination Date (collectively, the “Purchase Contract Settlement Fund”) to such Holders, and the Company shall cause any such shares to be registered in the name of such Holder or such Holder’s designee pursuant to Section 4.10.

SECTION 4.04. Settlement Conditions. A Holder’s right to receive the shares of Common Stock, any cash payable for fractional shares pursuant to Section 4.12, and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, upon settlement of any of its Purchase Contracts is subject to the following conditions:

(a) if such Purchase Contract or the Unit that includes such Purchase Contract is in the form of a Definitive Security, surrendering the relevant Definitive Security to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank and with duly completed settlement instructions in the form attached thereto, or if such Purchase Contract is represented by a Global Security, surrendering the relevant Security in compliance with the Depositary’s applicable procedures; and

(b) the payment of any transfer or similar taxes payable pursuant to Section 4.10.

SECTION 4.05. Mandatory Settlement on the Mandatory Settlement Date. On the Mandatory Settlement Date, subject to satisfaction of the conditions set forth in Section 4.04 by a Holder with respect to any of its Purchase Contracts, the Company shall cause a number of shares of Common Stock per Purchase Contract equal to the Mandatory Settlement Rate to be issued and delivered, together with payment of (i) any cash payable in lieu of fractional shares pursuant to Section 4.12 and (ii) any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund (but without any interest thereon), to such Holder by book-entry transfer or other appropriate procedures pursuant to Section 4.10. The Person in whose name any shares of Common Stock shall be issuable upon settlement of any Purchase Contract on the Mandatory Settlement Date shall be treated as the holder of record of such shares as of the close of business on the last Trading Day of the Mandatory Settlement Period.

SECTION 4.06. Early Settlement. (a) Subject to and upon compliance with the provisions of this Section 4.06, prior to the close of business on the second Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date, a Holder may elect to settle its Purchase Contracts early, in whole or in part, at the Early Settlement Rate (“Early Settlement Right”).

(b) A Holder’s right to receive Common Stock upon Early Settlement of any of its Purchase Contracts is subject to the following conditions (in the case of Global Securities, subject to the applicable procedures of the Depositary):

(i) delivery of a written and signed notice of election (an “Early Settlement Notice”) in the form attached to the Purchase Contract to the Purchase Contract Agent electing Early Settlement of such Purchase Contract; and

(ii) satisfaction of the conditions set forth in Section 4.04.

(c) If a Holder complies with the requirements set forth in Section 4.06(b) prior to the close of business on any Business Day, then that Business Day shall be considered the “Early Settlement Date.” If a Holder complies with the requirements set forth in Section 4.06(b) at or after the close of business on any Business Day or at any time on a day that is not a Business Day, then the next succeeding Business Day shall be considered the “Early Settlement Date.”

(d) On the second Business Day following the Early Settlement Date, subject to satisfaction of the conditions set forth in Section 4.06(b) by a Holder with respect to any of its Purchase Contracts, the Company shall cause a number of shares of Common Stock per Purchase Contract equal to the Early Settlement Rate to be issued and delivered, together with payment of (i) any cash payable in lieu of fractional shares pursuant to Section 4.12 and (ii) any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund (but without any interest thereon), to such Holder by book-entry transfer or other appropriate procedures pursuant to Section 4.10. The Person in whose name any shares of the Common Stock shall be issuable upon such Early Settlement of a Purchase Contract shall be treated as the holder of record of such shares as of the close of business on the relevant Early Settlement Date.

(e) In the event that Early Settlement is effected with respect to Purchase Contracts that are a component of Units, upon such Early Settlement, the Company shall execute and the Trustee shall authenticate (pursuant to the Indenture) on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, Separate Notes, in same form as the Notes comprising part of the Units, equal to the number of Purchase Contracts as to which Early Settlement was effected.

(f) In the event that Early Settlement is effected with respect to Purchase Contracts represented by less than all the Purchase Contracts evidenced by a Security, upon such Early Settlement, the Company shall execute and the Purchase Contract Agent and Trustee shall authenticate on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, a Security evidencing the Purchase Contracts as to which Early Settlement was not effected.

(g) Upon receipt of any Early Settlement Notice pursuant to Section 4.06(b), the Purchase Contract Agent shall promptly deliver a copy of such Early Settlement Notice to the Company.

SECTION 4.07. Early Settlement Upon a Fundamental Change. (a) If a Fundamental Change occurs and a Holder exercises the right to effect Early Settlement in respect of its Purchase Contracts in connection with such Fundamental Change in accordance with the procedures set forth in Section 4.06, such Holder shall receive a number of shares of Common Stock (or, if a Reorganization Event has occurred, cash, securities or other property, as applicable) for each such Purchase Contract equal to the applicable Fundamental Change Early Settlement Rate (the “Fundamental Change Early Settlement Right”). An Early Settlement shall be deemed for these purposes to be “in connection with” such Fundamental Change if the Holder delivers an Early Settlement Notice to the Purchase Contract Agent, and otherwise satisfies the requirements for effecting Early Settlement of its Purchase Contracts set forth in Section 4.06, during the period beginning on, and including, the Effective Date of the Fundamental Change and ending at the close of business on the 35th Business Day thereafter (or, if earlier, the second Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date) (the “Fundamental Change Early Settlement Period”).

(b) If a Holder complies with the requirements set forth in Section 4.07(a) and 4.06(b) to exercise the Fundamental Change Early Settlement Right prior to the close of business on any Business Day during the Fundamental Change Early Settlement Period, then that Business Day shall be considered the “Fundamental Change Early Settlement Date.” If a Holder complies with the requirements set forth in set forth in Section 4.07(a) and 4.06(b) to exercise the Fundamental Change Early Settlement Right at or after the close of business on any Business Day during the Fundamental Change Early Settlement Period or at any time on a day during the Fundamental Change Early Settlement Period that is not a Business Day, then the next succeeding Business Day shall be considered the “Fundamental Change Early Settlement Date.”

(c) The Company shall provide the Purchase Contract Agent, the Trustee and the Holders of Units and Separate Purchase Contracts with a notice of a Fundamental Change within five Business Days after its Effective Date and issue a press release announcing such Effective Date. The notice shall set forth:

(i) the applicable Fundamental Change Early Settlement Rate;

(ii) if not Common Stock, the kind and amount of cash, securities and other property receivable by the Holder upon settlement;

(iii) the deadline by which each Holder’s Fundamental Change Early Settlement Right must be exercised; and

(iv) any other information the Company determines to be appropriate.

(d) The Fundamental Change Early Settlement Rate shall be determined by the Company by reference to the table set forth in Section 4.07(f), based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the stock price (the “Stock Price”) in the Fundamental Change, which shall be:

(i) in the case of a Fundamental Change described in clause (b) of the definition thereof in which all holders of shares of Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock; and

(ii) in all other cases, the Stock Price shall be the arithmetic average of the VWAPs of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date.

(e) The Stock Prices set forth in the column headings of the table set forth in Section 4.07(f) shall be adjusted as of any date on which the Fixed Settlement Rates are adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the

Maximum Settlement Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Maximum Settlement Rate as so adjusted. The Fundamental Change Early Settlement Rates per Purchase Contract in the table set forth in Section 4.07(f) shall be adjusted in the same manner and at the same time as the Fixed Settlement Rates as set forth in Section 5.01.

(f) The following table sets forth the Fundamental Change Early Settlement Rate per Purchase Contract (the “Fundamental Change Early Settlement Rate”) for each Stock Price and Effective Date set forth below:

Stock Price
Effective Date	$[•]		$[•]		$[•]		$[•]		$[•]		$[•]		$[•]		$[•]		$[•]		$[•]		$[•]		$[•]		$[•]		$[•]		$[•]
[•], 2019	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]
[•], 2020	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]
[•], 2021	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]
[•], 2022	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]

The exact Stock Price and Effective Date may not be set forth in the table above, in which case:

(i) if the applicable Stock Price is between two Stock Prices in the table or the applicable Effective Date is between two Effective Dates in the table, the Fundamental Change Early Settlement Rate shall be determined by a straight-line interpolation between the Fundamental Change Early Settlement Rates set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

(ii) if the applicable Stock Price is greater than $[•] per share (subject to adjustment in the same manner and at the same time as the Stock Prices set forth in the column headings of the table above), the Fundamental Change Early Settlement Rate shall be the Minimum Settlement Rate; or

(iii) if the applicable Stock Price is less than $[•] per share (subject to adjustment in the same manner and at the same time as the Stock Prices set forth in the column headings of the table above, the “Minimum Stock Price”), the Fundamental Change Early Settlement Rate shall be determined as if the Stock Price equaled the Minimum Stock Price, and using straight-line interpolation, as described in clause (i) of this Section 4.07(f), if the Effective Date is between two Effective Dates in the table.

The maximum number of shares of Common Stock deliverable under a Purchase Contract is [•], subject to adjustment in the same manner and at the same time as the Fixed Settlement Rates as set forth under Section 5.01.

(g) [Reserved.]

(h) On the second Business Day following the Fundamental Change Early Settlement Date, subject to satisfaction of the conditions set forth in Section 4.06(b) by a Holder with respect to any of its Purchase Contracts, the Company shall cause a number of shares of Common Stock (or, if a Reorganization Event has occurred, cash, securities or other property, as applicable) per Purchase Contract, as a result of such Holder’s exercise of the Fundamental Change Early Settlement Right equal to the Fundamental Change Early Settlement Rate to be issued (if applicable) and delivered, together with payment of (i) any cash payable in lieu of fractional shares pursuant to Section 4.12 and (ii) any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund (but without interest thereto), to such Holder by book-entry transfer or other appropriate processes pursuant to Section 4.10. The Person in whose name any shares of Common Stock or such other securities shall be deliverable following exercise of a Holder’s Fundamental Change Early Settlement Right shall be treated as the holder of record of such shares or such other securities as of the close of business on the Fundamental Change Early Settlement Date.

(i) (i) If a Holder exercises its Fundamental Change Early Settlement Right with respect to Purchase Contracts that are a component of Units, upon such Early Settlement in connection with a Fundamental Change, the Company shall execute and the Trustee shall authenticate (pursuant to the Indenture) on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, Separate Notes, in same form as the Notes comprising part of the Units, equal to the number of Purchase Contracts as to which Early Settlement in connection with a Fundamental Change was effected.

(j) If a Holder exercises its Fundamental Change Early Settlement Right with respect to Purchase Contracts represented by less than all the Purchase Contracts evidenced by a Security, upon such Early Settlement in connection with a Fundamental Change, the Company shall execute and the Purchase Contract Agent and Trustee shall authenticate on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, a Security evidencing the Purchase Contracts as to which Early Settlement in connection with a Fundamental Change was not effected.

(k) If a Holder does not elect to exercise the Fundamental Change Early Settlement Right, such Holder’s Purchase Contracts shall remain outstanding and shall be subject to normal settlement on any subsequent Settlement Date.

SECTION 4.08. Early Mandatory Settlement at the Company’s Election. (a) The Company has the right to settle the Purchase Contracts on or after [•], 2020, in whole but not in part (the “Early Mandatory Settlement Right”), on a date fixed by it (the “Early Mandatory Settlement Date”) at the Early Mandatory Settlement Rate on the Early Mandatory Settlement Notice Date.

(b) If the Company elects to exercise its Early Mandatory Settlement Right, the Company shall provide the Purchase Contract Agent and the Holders of Units, Separate Purchase Contracts and Separate Notes with a notice of its election (the “Early Mandatory Settlement Notice”) and issue a press release announcing its election. The Early Mandatory Settlement Notice shall specify:

(i) the Early Mandatory Settlement Rate;

(ii) the Early Mandatory Settlement Date, which will be on or after [•], 2020 and at least five but not more than 20 Business Days following the date of the Early Mandatory Settlement Notice (the “Early Mandatory Settlement Notice Date”);

(iii) that Holders of Units and Separate Notes will have the right to require the Company to repurchase their Notes that are a component of the Units or their Separate Notes, as the case may be, pursuant to and in accordance with the Indenture (subject to certain exceptions as provided in the Indenture);

(iv) if applicable, the Repurchase Price and Repurchase Date;

(v) if applicable, the last date on which Holders of Units or Separate Notes may exercise their Repurchase Right;

(vi) if applicable, the procedures that Holders of Units or Separate Notes must follow to require the Company to repurchase their Notes (which procedures shall be in accordance with the Indenture); and

(vii) any other information the Company determines to be appropriate.

(c) On the Early Mandatory Settlement Date, subject to satisfaction of the conditions set forth in Section 4.04 by a Holder with respect to any of its Purchase Contracts, the Company shall cause a number of shares of Common Stock per Purchase Contract equal to the Early Mandatory Settlement Rate to be issued and delivered, together with payment of (i) any cash payable in lieu of fractional shares pursuant to Section 4.12 and (ii) any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund (but without any interest thereon), to such Holder by book-entry transfer or other appropriate procedures pursuant to Section 4.10. The Person in whose name any shares of the Common Stock shall be issuable following exercise of the Early Mandatory Settlement Right shall be treated as the holder of record of such shares as of the close of business on the Early Mandatory Settlement Notice Date.

(d) In the event that Early Mandatory Settlement is effected with respect to Purchase Contracts that are a component of Units, upon such Early Mandatory Settlement, the Company shall execute and the Trustee shall authenticate (pursuant to the Indenture) on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, Separate Notes in the same form and in the same number as the Notes comprising part of the Units; provided, however, that if the Repurchase Date occurs prior to the Early Mandatory Settlement Date, any Holder exercising the Repurchase Right shall surrender the Units on the Repurchase Date and the Company shall execute, and the Purchase Contract Agent shall authenticate, Separate Purchase Contracts in the same form and in the same number as the Purchase Contracts comprising part of the Units, such Separate Purchase Contracts to be settled on the Early Mandatory Settlement Date.

SECTION 4.09. Acceleration of Mandatory Settlement Date. If a Bankruptcy Event occurs at any time on or before the last Trading Day of the Mandatory Settlement Period during which the Applicable Market Value is determined (the day on which such Bankruptcy Event occurs, the “Acceleration Date”), the Mandatory Settlement Date shall automatically be accelerated to the Business Day immediately following the Acceleration Date and Holders of Purchase Contracts shall be entitled to receive, upon settlement of the Purchase Contracts on such accelerated Mandatory Settlement Date, a number of shares of Common Stock per Purchase Contract equal to the Maximum Settlement Rate in effect immediately prior to the Acceleration Date (regardless of the Applicable Market Value of the Common Stock at that time). The Company shall cause to be delivered the shares of Common Stock, securities, cash or other property deliverable as a result of any such acceleration of the Mandatory Settlement Date in accordance with the provisions set forth in Section 4.05, except that (i) such delivery shall be made on the accelerated Mandatory Settlement Date, and (ii) the Person in whose name any shares of Common Stock shall be issuable following such acceleration shall be treated as the holder of record of such shares as of the close of business on the Acceleration Date. Any claim for damages that Holders of the Purchase Contracts (whether as Separate Purchase Contracts or Purchase Contracts underlying Units) have for the Company’s failure to deliver Common Stock following a Bankruptcy Event as described in this Section 4.09 will rank pari passu with the claims of holders of the Common Stock in the relevant bankruptcy proceeding.

SECTION 4.10. Registration of Underlying Shares and Transfer Taxes. The shares of Common Stock underlying the Purchase Contracts shall be registered in the name of the Holder or the Holder’s designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent, and the Company will pay all documentary, stamp or similar issue or transfer taxes due on the issue of any shares of Common Stock upon settlement of the Purchase Contracts, unless any such tax is payable in respect of any registration of such shares in a name of a Person other than the Person in whose name the Security evidencing such Purchase Contract is registered, in which case the Company shall not be required to pay any such tax and no such registration shall be made unless the Person requesting such registration has paid any such taxes required by reason of such registration in a name of a Person other than the Person in whose name the Security evidencing such Purchase Contract is registered or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

SECTION 4.11. Return of Purchase Contract Settlement Fund. In the event a Holder fails to effect surrender or delivery of its Units or Purchase Contracts on or following the applicable Settlement Date in accordance with the provisions hereof, the shares of Common Stock underlying such Purchase Contracts, any cash paid in lieu of fractional shares pursuant to Section 4.12 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

(i) the surrender of the relevant Units or Separate Purchase Contracts for settlement in accordance with the provisions hereof or receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such Units or Separate Purchase Contracts have been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company; and

(ii) the passage of two years from the applicable Settlement Date, as the case may be, following which the Purchase Contract Agent shall pay to the Company such Holder’s share of such Common Stock, any cash paid with respect to fractional shares and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund; provided, however, that prior to receiving any such payment, the Company shall notify each such Holder that such property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notice, any unclaimed balance of such property then remaining will be repaid to the Company. After payment to the Company, (A) Holders entitled to such property must look to the Company for payment as general creditors, unless applicable abandoned property law designates another Person, and (B) all liability of the Purchase Contract Agent with respect to such property shall cease.

SECTION 4.12. No Fractional Shares. No fractional shares or scrip certificates representing fractional shares of Common Stock shall be issued or delivered to Holders upon settlement of the Purchase Contracts. In lieu of any fractional shares of Common Stock that would otherwise be issuable upon settlement of any Purchase Contracts, a Holder of a Purchase Contract shall be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, calculated on an aggregate basis in respect of the Purchase Contracts being settled (provided that, so long as the Units are held as Global Units, the Company may elect to aggregate Units for purposes of these calculations on any basis permitted by the applicable procedures of the Depositary), multiplied by the VWAP of the Common Stock on the Trading Day immediately preceding the applicable Settlement Date. To the extent the Purchase Contract Agent is obligated to make any payments on behalf of the Company pursuant to this Agreement, the Company shall provide the Purchase Contract Agent with sufficient funds to permit the Purchase Contract Agent to make all such cash payments in a timely manner.

ARTICLE V

ADJUSTMENTS

SECTION 5.01. Adjustments to the Fixed Settlement Rates. (a) Each Fixed Settlement Rate shall be subject to the adjustment, without duplication, upon:

(i) If the Company issues Common Stock to all or substantially all of the holders of Common Stock as a dividend or other distribution, or if the Company effects a share split or share combination, then each Fixed Settlement Rate shall be adjusted based on the following formula:

SR1 =	SR0 x	OS1
OS0

where,

SR0 =	the Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the Effective Date for such share split or share combination, as the case may be;

SR1 =	the Fixed Settlement Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such Effective Date, as the case may be;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date, as the case may be (in either case, prior to giving effect to such event); and

OS1 =	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or share combination.

Any adjustment made pursuant to this Section 5.01(a)(i) will become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share subdivision or share combination, as the case may be. If any dividend or distribution described in this clause (i) is declared but not so paid or made, each Fixed Settlement Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Fixed Settlement Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (i), the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend or distribution or the open of business on the Effective Date for such share subdivision or share combination, as applicable, shall not include shares held in treasury by the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any such dividend or make any such distribution on shares of Common Stock held in treasury by the Company.

(ii) If the Company issues to all or substantially all holders of Common Stock rights, options or warrants (other than rights issued pursuant to a stockholder rights plan) entitling such holders, for a period of up to 45 calendar days from the date of issuance of such rights, options or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Prices per share of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution per share of Common Stock, then each Fixed Settlement Rate shall be adjusted based on the following formula:

SR1 =	SR0 x	(OS0 + X)
(OS0 + Y)

where,

SR0 =	the Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such issuance;

SR1 =	the Fixed Settlement Rate in effect immediately after the close of business on such Record Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	the total number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Prices per share of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution.

Any adjustment made pursuant to this Section 5.01(a)(ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. In the event that such rights, options or warrants described in this clause (ii) are not so issued, each Fixed Settlement Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights, options or warrants, to such Fixed Settlement Rate that would then be in effect if such issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, each Fixed Settlement Rate shall be readjusted, effective as of the date of such expiration or the date it is determined such shares will not be delivered, as the case may be, to such Fixed Settlement Rate that would then be in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

In determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of Common Stock at less than the average of the Closing Prices per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any such rights, options or warrants in respect of share of Common Stock held in treasury by the Company.

(iii) (A) If the Company distributes to all or substantially all holders of the Common Stock shares of Capital Stock (other than Common Stock), evidences of the Company’s indebtedness, assets or rights, options or warrants to acquire Capital Stock, indebtedness or assets, excluding (1) any dividend or distribution (including share splits or share combinations) as to which an adjustment was effected pursuant to Section 5.01(a)(i), (2) any rights, options or warrants as to which an adjustment was effected pursuant to Section 5.01(a)(ii), (3) except as otherwise described in Section 5.01(b), rights issued pursuant to any stockholder rights plan of the Company then in effect, (4) any dividend or distribution described in Section 5.01(a)(iv), (5) distributions of Exchange Property in a transaction described in Section 5.02(a) and (6) any Spin-Off to which the provisions set forth in Section 5.01(a)(iii)(B) shall apply, then each Fixed Settlement Rate shall be adjusted based on the following formula:

SR1 =	SR0 x	SP0
(SP0 - FMV)

where,

SR0 =	the Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;
SR1 =	the Fixed Settlement Rate in effect immediately after the close of business on such Record Date;

SP0 =	the average of the Closing Prices per share of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

FMV =	the Fair Market Value (as determined by the Board of Directors) on the Ex-Date for such dividend or distribution, of the shares of Capital Stock, evidences of indebtedness, assets or rights, options or warrants so distributed, expressed as an amount per share of Common Stock.

If FMV (as defined above) is equal to or greater than SP0 (as defined above) or if the difference between SP0 and FMV is less than $1.00, in lieu of the foregoing adjustment, provision shall be made for each Holder of a Unit or Separate Purchase Contract to receive, for each Unit or Separate Purchase Contract, at the same time and upon the same terms as holders of the Common Stock, the kind and amount of Capital Stock, evidences of indebtedness, assets or rights, options or warrants that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Settlement Rate in effect on the Record Date for the dividend or distribution.

Any adjustment made pursuant to this Section 5.01(a)(iii)(A) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. In the event that such dividend or distribution is not so made, each Fixed Settlement Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared. The Company shall not make any such distribution on shares of Common Stock held in treasury by the Company.

(B) In the event that the transaction that gives rise to an adjustment pursuant to this Section 5.01(a)(iii) is a Spin-Off, each Fixed Settlement Rate shall be adjusted based on the following formula:

SR1 =	SR0 x	(FMV0 + MP0)
MP0

where,

SR0 =	the Fixed Settlement Rate in effect immediately prior to the open of business on the Ex-Date for the Spin-Off;

SR1 =	the Fixed Settlement Rate in effect immediately after the open of business on the Ex-Date for the Spin-Off;

FMV0 =	the average of the Closing Prices (as if references to “Common Stock” therein were references to such Capital Stock or similar equity interest distributed to holders of Common Stock) per share of the Capital Stock or similar equity interests so distributed applicable to one share of Common Stock for the 10 consecutive Trading Day period commencing on, and including, the Ex-Date for the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Closing Prices per share of the Common Stock for the Valuation Period.

Any adjustment made pursuant to this Section 5.01(a)(iii)(B) shall become effective immediately after the close of business on the last Trading Day of the Valuation Period but will be given effect as of immediately after the open of business on the Ex-Date of the Spin-Off; provided that, if any Determination Date occurs during the Valuation Period, the Company will delay any settlement of a Unit or Purchase Contract until the second Business Day after the last date for determining the number of shares of Common Stock issuable to such Holder with respect to such settlement occurs. In the event that such dividend or distribution described in this Section 5.01(a)(iii)(B) is not so made, each Fixed Settlement Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to such Fixed Settlement Rate that would then be in effect if such distribution had not been declared. The Company shall not make any such dividend or distribution on shares of Common Stock held in treasury by the Company.

(iv) If the Company makes a dividend or distribution consisting exclusively of cash to all or substantially all holders of Common Stock (excluding (1) any cash that is distributed in, and will constitute Exchange Property as a result of, a Reorganization Event in exchange for shares of Common Stock and (2) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company), then each Fixed Settlement Rate shall be adjusted based on the following formula:

SR1 =	SR0 x	(SP0)
(SP0 - C)

where,

SR0 =	the Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

SR1 =	the Fixed Settlement Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0 =	the average of the Closing Prices per share of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

C	the amount in cash per share the Company distributes to holders of Common Stock.

If C (as defined above) is equal to or greater than SP0 (as defined above) or if the difference between SP0 and C is less than $1.00, in lieu of the foregoing adjustment, provision shall be made for each Holder of a Unit or Separate Purchase Contract to receive, for each Unit or Separate Purchase Contract, at the same time and upon the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Settlement Rate on the Record Date for such cash dividend or distribution.

Any adjustment made pursuant to this Section 5.01(a)(iv) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. In the event that any dividend or distribution described in this Section 5.01(a)(iv) is not so made, each Fixed Settlement Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to such Fixed Settlement Rate which would then be in effect if such dividend or distribution had not been declared. The Company shall not make any such dividend or distribution on shares of Common Stock held in treasury.

For the purposes of Section 5.01(a)(iv), in no event shall a Qualified McKesson Exit or any related transaction, including the Merger, be deemed to be a liquidation, dissolution or winding up.

(v) If the Company or one or more Subsidiaries of the Company successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the average of the Closing Prices per share of the Common Stock for the 10 consecutive Trading Day period (the “Averaging Period”) commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Tender Offer Expiration Date”), then each Fixed Settlement Rate shall be adjusted based on the following formula:

SR1 =	SR0 x	(AC + (SP x OS1))
(SP x OS0)

where,

SR0 =	the Fixed Settlement Rate in effect immediately prior to the close of business on the Tender Offer Expiration Date;

SR1 =	the Fixed Settlement Rate in effect immediately after the close of business on the Tender Offer Expiration Date;

AC =	the aggregate value of all cash and the Fair Market Value (as determined by the Board of Directors) on the Tender Offer Expiration Date of any other consideration paid or payable for shares of Common Stock acquired pursuant to such tender offer or exchange offer;

OS1 =	the number of shares of Common Stock outstanding immediately after the Tender Offer Expiration Date, after giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer;

OS0	the number of shares of Common Stock outstanding immediately prior to the Tender Offer Expiration Date, prior to giving effect to the purchase of any shares accepted for purchase or exchange in such tender offer or exchange offer; and

SP1	the average of the Closing Prices per share of the Common Stock over the Averaging Period.

Any adjustment made pursuant to this Section 5.01(a)(v) shall become effective immediately after the close of business on the Tender Offer Expiration Date; provided that, if any Determination Date occurs during the Averaging Period, the Company will delay any settlement of a Unit or Purchase Contract until the second Business Day after the last date for determining the number of shares of Common Stock issuable to such Holder with respect to such settlement occurs. If the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Settlement Rate shall be readjusted to be such Fixed Settlement Rate that would then be in effect if such tender or exchange offer had not been made.

(b) Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Common Stock on any Determination Date, Holders shall receive, in addition to the Common Stock, the rights under the rights plan, unless, prior to such Determination Date, the rights have separated from the Common Stock, in which case each Fixed Settlement Rate shall be adjusted at the time of separation as if the Company made a distribution to all holders of the Common Stock as described in Section 5.01(a)(iii)(A), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(c) Discretionary Adjustments. Subject to applicable law and the applicable listing standards of Nasdaq (or any other securities exchange where the Common Stock is listed) and in accordance with this Agreement, the Company may make such increases in each Fixed Settlement Rate, in addition to any other increases required by this Article V, as the Company determines to be in its best interests or the Company deems advisable. The Company may also (but is not required to) increase each Fixed Settlement Rate in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights, options or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reasons; provided that, in each case, the same proportionate adjustment must be made to each Fixed Settlement Rate.

(d) Calculation of Adjustments. All adjustments to each Fixed Settlement Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. No adjustment in a Fixed Settlement Rate shall be required unless the adjustment would require an increase or decrease of at least one percent therein. If any adjustment is not required to be made by reason of this Section 5.01(d), then the adjustment shall be carried forward and taken into account in any subsequent adjustment; provided that on each Determination Date, adjustments to the Fixed Settlement Rates shall be made with respect to any such adjustment carried forward and which has not been taken into account before such Determination Date.

(e) Adjustments to Prices Over a Period. Whenever the Company is required to calculate the Closing Prices, the VWAPs or any other prices or amounts over a span of multiple days (including, without limitation, the Applicable Market Value or the Stock Price), the Company shall make appropriate adjustments, if any, to each to account for any adjustment to the Fixed Settlement Rates if the related Record Date, Ex-Date, Effective Date or Tender Offer Expiration Date occurs during the period in which the Closing Prices, the VWAPs or such other prices or amounts are to be calculated.

(f) Limitation on Adjustments. No adjustment to the Fixed Settlement Rates shall be made if Holders of Units or any Separate Purchase Contracts participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Purchase Contracts, in the transaction that would otherwise give rise to an adjustment without having to settle the Purchase Contracts as if such Holder held a number of shares of the Common Stock equal to the Maximum Settlement Rate, multiplied by the number of Purchase Contracts held by such Holder. In addition, the Fixed Settlement Rates shall only be adjusted as set forth above and shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or rights, options or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the repurchase of any shares of Common Stock pursuant to an open market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender offer or exchange offer of the nature described in Section 5.01(a)(v);

(iv) for the sale or issuance of shares of Common Stock, or securities convertible into or exercisable for shares of Common Stock, for cash, including at a price per share less than the Fair Market Value thereof or otherwise or in an acquisition, except as described in one of Section 5.01(a)(i) through Section 5.01(a)(v) above;

(v) for a third party tender offer;

(vi) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date, including LLC Units in the Joint Venture;

(vii) solely for a change in, or elimination of, the par value of the Common Stock;

(viii) for accrued and unpaid interest, if any; or

(ix) for any other issuance of shares of our Common Stock or any securities convertible into or exchangeable for shares of our Common Stock or the right to purchase shares of our Common Stock or such convertible or exchangeable securities, except as described above, including in connection with a Qualified McKesson Exit and related transactions, including the Merger.

(g) Notice of Adjustment. Whenever the Fixed Settlement Rates are adjusted, the Company shall:

(i) prepare and transmit to the Purchase Contract Agent an Officer’s Certificate setting forth such adjusted Fixed Settlement Rates and/or the adjusted Fundamental Change Early Settlement Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

(ii) within five Business Days following the occurrence of an event that requires an adjustment to the Fixed Settlement Rates and the Fundamental Change Early Settlement Rates (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and

(iii) within five Business Days following the determination of such adjusted Fixed Settlement Rates and Fundamental Change Early Settlement Rates provide, or cause to be provided, to the Holders of the Units and the Separate Purchase Contracts a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Settlement Rates and the Fundamental Change Early Settlement Rates was determined and setting forth such adjusted Fixed Settlement Rates and Fundamental Change Early Settlement Rates and the facts requiring such adjustment and upon which such adjustment is based.

(iv) The Company shall adjust the Fundamental Change Early Settlement Rates at the time it adjusts the Fixed Settlement Rates pursuant to this Section 5.01. For the avoidance of doubt, if the Company makes an adjustment to the Fixed Settlement Rates pursuant to this Section 5.01, such adjustment will result in a corresponding adjustment to the Early Settlement Rate and the Early Mandatory Settlement Rate. For the further avoidance of doubt, if the Company makes an adjustment to the Fixed Settlement Rates, no separate inversely proportionate adjustment will be made either to (i) the Threshold Appreciation Price because it is equal to $50.00 divided by the Minimum Settlement Rate as adjusted in the manner described herein (rounded to the nearest $0.0001) or (ii) the Reference Price because it is equal to $50.00 divided by the Maximum Settlement Rate as adjusted in the manner described herein (rounded to the nearest $0.0001).

SECTION 5.02. Reorganization Events. (a) In the event of:

(i) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing or surviving corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another Person);

(ii) any direct or indirect sale, lease, assignment, transfer or conveyance of all or substantially all of the Company’s consolidated property or assets;

(iii) any reclassification of Common Stock into securities, including securities other than Common Stock (other than changes in par value or resulting from a subdivision or combination); or

(iv) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition);

in each case, as a result of which the Common Stock would be converted into, or exchanged for, securities, cash or other property (each, a “Reorganization Event”), each Purchase Contract outstanding immediately prior to such Reorganization Event shall, without the consent of Holders of the Purchase Contracts, become a contract to purchase the kind of securities, cash and/or other property that a holder of Common Stock would have been entitled to receive in connection with such Reorganization Event (such securities, cash and other property, the “Exchange Property” with each unit of Exchange Property being the kind and amount of Exchange Property that a holder of one share of Common Stock would have received in such Reorganization Event) and, prior to or at the effective time of such Reorganization Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Purchase Contract Agent and the Trustee a supplemental agreement permitted under Section 9.01(iv) amending this Agreement and the Purchase Contracts to provide for such change in the right to settle the Purchase Contracts. Notwithstanding anything to the contrary herein, in no event shall a Qualified McKesson Exit and related transactions, including the Merger, constitute a Reorganization Event.

For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock. The Company shall notify the Purchase Contract Agent in writing of such weighted average as soon as practicable after such determination is made.

The number of units of Exchange Property the Company shall deliver for each Purchase Contract settled following the effective date of such Reorganization Event shall be equal to the number of shares of Common Stock that the Company would otherwise be required to deliver as determined based on the Fixed Settlement Rates then in effect on the applicable Determination Date, or such other settlement rates as provided herein (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the close of business on the Determination Date). Each Fixed Settlement Rate shall be determined based upon the Applicable Market Value of a unit of Exchange Property that a holder of one share of Common Stock would have received in such Reorganization Event.

For purposes of this Section 5.02(a), “Applicable Market Value” shall be deemed to refer to the Applicable Market Value of the Exchange Property and such value shall be determined (A) in the case of any publicly traded securities that comprise all or part of the Exchange Property, based on the VWAP of such securities on such Determination Date, (B) in the case of any cash that comprises all or part of the Exchange Property, based on the amount of such cash and (C) in the case of any other property that comprises all or part of the Exchange Property, based on the value of such property on such Determination Date, as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose. For purposes of this Section 5.02(a), the term “VWAP” shall be determined by reference to the definition of VWAP as if references therein to Common Stock were to such publicly traded securities that comprise all or part of the Exchange Property. For purposes of this Section 5.02(a), references to Common Stock in the definition of “Trading Day” shall be replaced by references to any publicly traded securities that comprise all or part of the Exchange Property.

If the Exchange Property in respect of any Reorganization Event includes, in whole or in part, securities of another Person, such supplemental agreement described in this Section 5.02(a) shall be executed by such other Person and shall (x) provide for anti-dilution and other adjustments that shall be as nearly equivalent as practicable, as determined by the officer of the

Company executing such supplemental agreement, to the adjustments provided for in this Article V, and (y) otherwise modify the terms of this Agreement and the Purchase Contracts to reflect the substitution of the applicable Exchange Property for the Common Stock (or other Exchange Property then underlying the Purchase Contracts). In establishing such anti-dilution and other adjustments referenced in the immediately preceding sentence, such officer shall act in a commercially reasonable manner and in good faith.

(b) In the event the Company shall execute a supplemental agreement pursuant to Section 5.02(a), the Company shall promptly file with the Purchase Contract Agent an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Exchange Property after any such Reorganization Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly notify Holders thereof. The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event or, if earlier, within 20 days of the execution of any supplemental agreement pursuant to Section 5.02(a), provide written notice to the Purchase Contract Agent and Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property and of the execution of such supplemental agreement, if applicable. Failure to deliver such notice shall not affect the operation of this Section 5.02 or the legality or validity of any such supplemental agreement.

(c) The Company shall not become a party to any Reorganization Event unless its terms are consistent with this Section 5.02. None of the foregoing provisions shall affect the right of a Holder of Purchase Contracts to effect Early Settlement pursuant to Section 4.06 and Section 4.07 prior to the effective date of such Reorganization Event.

(d) The above provisions of this Section 5.02 shall similarly apply to successive Reorganization Events and the provisions of Section 5.01 shall apply to any shares of Capital Stock of the Company (or any successor) received by the holders of Common Stock in any such Reorganization Event.

ARTICLE VI

CONCERNING THE HOLDERS OF PURCHASE CONTRACTS

SECTION 6.01. Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by a specified percentage of number of Purchase Contracts may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in Person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 8.01 and Section 8.03) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Article VI.

SECTION 6.02. Proof of Execution of Instruments and of Holding of Securities. Subject to Section 8.01 and Section 8.03, the execution of any instrument by a Holder or his agent or proxy may be proved in the following manner:

(a) The fact and date of the execution by any Holder of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the Person executing the same.

(b) The ownership of the Units and the Purchase Contracts shall be proved by the Security Register or by a certificate of the Security Registrar.

SECTION 6.03. Purchase Contracts Deemed Not Outstanding. In determining whether the Holders of the requisite number of Outstanding Purchase Contracts have concurred in any direction, consent or waiver under this Agreement, Purchase Contracts which are owned by the Company or by any Affiliate of the Company with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding Purchase Contracts for the purpose of any such determination, except that for the purpose of determining whether the Purchase Contract Agent shall be protected in relying on any such direction, consent or waiver only Purchase Contracts which a Responsible Officer of the Purchase Contract Agent knows are so owned shall be so disregarded. Purchase Contracts so owned which have been pledged in good faith may be regarded as Outstanding Purchase Contracts if the pledgee establishes to the satisfaction of the Purchase Contract Agent the pledgee’s right so to act with respect to such Purchase Contracts and that the pledgee is not the Company or any Affiliate of the Company. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Purchase Contract Agent in accordance with such advice. Upon request of the Purchase Contract Agent, the Company shall furnish to the Purchase Contract Agent promptly an Officer’s Certificate listing and identifying all Purchase Contracts, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 8.01 and Section 8.03, the Purchase Contract Agent shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Purchase Contracts not listed therein are Outstanding Purchase Contracts for the purpose of any such determination.

SECTION 6.04. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Purchase Contract Agent, as provided in Section 6.01, of the taking of any action by the Holders of the percentage of the number of Purchase Contracts specified in this Agreement in connection with such action, any Holder of a Purchase Contract the serial number of which is shown by the evidence to be included among the serial numbers of the Purchase Contracts the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article VI, revoke such action so far as concerns such Purchase Contract; provided that such revocation shall not become effective until three Business Days after such filing. Except as aforesaid, any such action taken by the Holder of any Purchase Contract shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Purchase Contract and of any Purchase Contracts issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Purchase Contract. Any action taken by the Holders of the percentage of the number of Purchase Contracts specified in this Agreement in connection with such action shall be conclusively binding upon the Company, the Purchase Contract Agent, the Trustee and the Holders of all the Purchase Contracts affected by such action.

SECTION 6.05. Record Date for Consents and Waivers. The Company may, but shall not be obligated to, establish a record date for the purpose of determining the Persons entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given made or taken by Holders of Purchase Contracts. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and any such Persons, shall be entitled to give, make or take any such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holder remains a Holder after such record date; provided, however, that unless such waiver or consent is obtained from the Holders, or duly designated proxies, of the requisite number of Outstanding Purchase Contracts prior to the date which is the 120th day after such record date, any such waiver or consent previously given shall automatically and, without further action by any Holder be cancelled and of no further effect.

ARTICLE VII

REMEDIES

SECTION 7.01. Unconditional Right of Holders to Receive Shares of Common Stock. Each Holder of a Purchase Contract (whether or not included in a Unit) shall have the right, which is absolute and unconditional, to receive the shares of Common Stock pursuant to such Purchase Contract and to institute suit for the enforcement of any such right to receive the shares of Common Stock, and such right shall not be impaired without the consent of such Holder.

SECTION 7.02. Notice To Purchase Contract Agent; Limitation On Proceedings. Holders of not less than 25% of Outstanding Purchase Contracts, by notice given to the Purchase Contract Agent, may request that Purchase Contract Agent institute proceedings with respect to a default relating to any covenant hereunder; provided, subject to Section 7.08 and Article VIII hereof, the Purchase Contract Agent shall have no obligation to institute any such proceeding. No Holder of Purchase Contracts may institute any proceedings, judicial or otherwise, with respect to this Agreement or for any remedy hereunder, except in the case of failure of the Purchase Contract Agent, for 60 days, to act after the Purchase Contract Agent has received a written request to institute proceedings in respect of a default with respect to any covenant hereunder from the Holders of not less than 25% of the Outstanding Purchase Contracts, as well as an offer of indemnity reasonably satisfactory to the Purchase Contract Agent. This provision will not prevent any Holder of Purchase Contracts from instituting suit for the delivery of Common Stock deliverable upon settlement of the Purchase Contracts on any Settlement Date.

SECTION 7.03. Restoration of Rights and Remedies. If any Holder or the Purchase Contract Agent has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder or the Purchase Contract Agent, then and in every such case, subject to any determination in such proceeding, the Company and such Holder or the Purchase Contract Agent shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

SECTION 7.04. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders or the Purchase Contract Agent is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 7.05. Delay or Omission Not Waiver. No delay or omission of any Holder or the Purchase Contract Agent to exercise any right or remedy upon a default hereunder shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders or the Purchase Contract Agent may be exercised from time to time, and as often as may be deemed expedient, by such Holders or the Purchase Contract Agent.

SECTION 7.06. Undertaking for Costs. All parties to this Agreement agree, and each Holder of a Purchase Contract, by its acceptance of such Purchase Contract shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by (a) the Purchase Contract Agent, (b) any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Purchase Contracts, or (c) any Holder for the enforcement of the right to receive shares of Common Stock or other Exchange Property issuable upon settlement of the Purchase Contracts held by such Holder.

SECTION 7.07. Waiver of Stay or Execution Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or assume or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 7.08. Control by Majority. The Holders of not less than a majority in number of the Outstanding Purchase Contracts shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Purchase Contract Agent, or of exercising any trust or power conferred upon the Purchase Contract Agent; provided that the Purchase Contract Agent has received indemnity satisfactory to it. Notwithstanding the foregoing, the Purchase Contract Agent may refuse to follow any direction that is in conflict with any law or the Purchase Contract Agreement or that may involve it in personal liability.

ARTICLE VIII

THE PURCHASE CONTRACT AGENT AND TRUSTEE

SECTION 8.01. Certain Duties and Responsibilities. (a) Each of the Purchase Contract Agent and Trustee undertakes to perform, with respect to the Units and Purchase Contracts, such duties and only such duties as are specifically delegated to it and set forth in this Agreement.

(b) No provision of this Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) the duties and obligations of the Purchase Contract Agent with respect to the Purchase Contracts shall be determined solely by the express provisions of this Agreement, and the Purchase Contract Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Purchase Contract Agent or the Trustee;

(ii) in the absence of bad faith on the part of the Purchase Contract Agent and/or the Trustee, as applicable, the Purchase Contract Agent and/or the Trustee, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Purchase Contract Agent and/or the Trustee, as applicable, and conforming to the requirements of this Agreement; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Purchase Contract Agent and/or the Trustee, the Purchase Contract Agent and/or the Trustee, as applicable, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement;

(iii) the Purchase Contract Agent and/or the Trustee, as applicable, shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Purchase Contract Agent and/or the Trustee, as applicable, unless it shall be proved that the Purchase Contract Agent was negligent in ascertaining the pertinent facts; and

(iv) the Purchase Contract Agent and/or the Trustee, as applicable, shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 7.08 relating to the time, method and place of conducting any proceeding for any remedy available to the Purchase Contract Agent and/or the Trustee, as applicable, or exercising any right or power conferred upon the Purchase Contract Agent and/or the Trustee, as applicable, under this Agreement.

(c) This Agreement shall not be deemed to create a fiduciary relationship under state or federal law between U.S. Bank N.A., in its capacity as the Purchase Contract Agent, and any Holder of any Equity-Linked Security or between U.S. Bank N.A., in its capacity as Trustee under the Indenture, and any Holder of any Purchase Contract (whether separated or as part of a Unit). Nothing herein shall be deemed to govern or affect the Trustee’s rights, duties, responsibilities, benefits, protections, indemnities or immunities with respect to the Notes, which shall be governed by the Indenture.

None of the provisions contained in this Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

SECTION 8.02. Notice of Default. Within 90 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Purchase Contract Agent has knowledge (subject to Section 8.03(h) hereof), the Purchase Contract Agent shall notify the Company and the Holders of Purchase Contracts of such default hereunder, unless such Responsible Officer of the Purchase Contract Agent has actual knowledge that such default shall have been cured or waived.

SECTION 8.03. Certain Rights of Purchase Contract Agent. Subject to the provisions of Section 8.01:

(a) the Purchase Contract Agent may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate or Issuer Order (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Purchase Contract Agent by a Board Resolution;

(c) the Purchase Contract Agent may consult with counsel of its selection and any advice of such counsel promptly confirmed in writing shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(d) the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of any of the Holders pursuant to the provisions of this Agreement (including, without limitation, pursuant to Section 7.08), unless such Holders shall have offered to the Purchase Contract Agent security or indemnity satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Purchase Contract Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement and in no case shall the Purchase Contract Agent be liable for any act or omission hereunder in the absence of its own gross negligence, willful misconduct or bad faith;

(f) the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in number of the Outstanding Purchase Contracts; provided that, if the payment within a reasonable time to the Purchase Contract Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Purchase Contract Agent, not reasonably assured to the Purchase Contract Agent by the security afforded to it by the terms of this Agreement, the Purchase Contract Agent may require indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Purchase Contract Agent or any predecessor Purchase Contract Agent, shall be repaid by the Company upon demand;

(g) the Purchase Contract Agent may execute any of the rights or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h) the Purchase Contract Agent shall not be charged with knowledge of any default with respect to a series of Securities unless either a Responsible Officer of the Purchase Contract Agent assigned to the Corporate Trust Office of the Purchase Contract Agent (or any successor division or department of the Purchase Contract Agent) shall have received written notice of such default from the Company or any Holder;

(i) the Purchase Contract Agent shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement and in no case shall the Purchase Contract Agent be liable for any losses, costs or liabilities of any kind except for those arising directly out of its own gross negligence or willful misconduct;

(j) the permissive rights of the Purchase Contract Agent hereunder shall not be construed as duties;

(k) in no event shall the Purchase Contract Agent be liable for any consequential, special, punitive or indirect loss or damages, even if advised of the likelihood thereof in advance and regardless of the form of action;

(l) the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Purchase Contract Agent and the Trustee (whether or not the Trustee is expressly referred to in connection with any such rights, privileges, protections, immunities and benefits) in each of their capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(m) each of the Purchase Contract Agent and the Trustee may request that the Company deliver an Officer’s Certificate setting forth the name of the individuals and/or titles of Officers authorized at such time to take specific actions pursuant to this Agreement, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such Officer’s Certificate previously delivered and not superseded;

(n) neither the Purchase Contract Agent nor the Trustee shall be responsible for delays or failures in performance of its obligations hereunder resulting from acts beyond its reasonable control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters, it being understood that each of the Purchase Contract Agent and the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(o) the Purchase Contract Agent shall not be required to exercise discretion in exercising its rights, powers or authorizations hereunder and the Purchase Contract Agent shall be entitled to refrain from any such act unless and until the Purchase Contract Agent has received written direction from a majority in number of the Outstanding Purchase Contracts and indemnification satisfactory to it and shall not be liable for any delay in acting caused while awaiting such direction; and

(p) delivery of reports, information and documents to the Purchase Contract Agent is for informational purposes only and the Purchase Contract Agent’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein.

SECTION 8.04. Not Responsible for Recitals. The recitals contained herein and in the Certificates shall be taken as the statements of the Company and neither the Purchase Contract Agent nor the Trustee assumes any responsibility for their accuracy. Neither the Purchase Contract Agent nor the Trustee makes any representations as to the validity or sufficiency of either this Agreement or of the Purchase Contracts. Neither the Purchase Contract Agent nor the Trustee shall be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

SECTION 8.05. May Hold Units and Purchase Contracts. Any Security Registrar or any other agent of the Company, or the Purchase Contract Agent, the Trustee and any of their Affiliates, in their individual or any other capacity, may become the owner of Units, Separate Purchase Contracts and Separate Notes and may otherwise deal with the Company or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Purchase Contract Agent. The Company may become the owner of Units, Separate Purchase Contracts and Separate Notes.

SECTION 8.06. Money Held in Custody. Money held by the Purchase Contract Agent in custody hereunder need not be segregated from other funds except to the extent required by law or provided herein. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as it may specifically agree in writing with the Company.

SECTION 8.07. Compensation, Reimbursement and Indemnification. The Company covenants and agrees to pay to the Purchase Contract Agent from time to time, and the Purchase Contract Agent shall be entitled to, such compensation as shall be agreed to in writing between the Company and the Purchase Contract Agent and the Company covenants and agrees to pay or reimburse the Purchase Contract Agent and each predecessor Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence or bad faith as determined by a final, non-appealable, judgment of a court of competent jurisdiction. The Company also covenants to indemnify the Purchase Contract Agent and each predecessor Purchase Contract Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Purchase Contract Agent), incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim or liability (regardless of whether such claim is brought by the Company or any third party). The provisions of this Section 8.07 shall survive the resignation or removal of the Purchase Contract Agent and the termination of this Agreement. If the Purchase Contract Agent incurs any expenses, or if the Purchase Contract Agent is entitled to any compensation for services rendered (including fees and expenses of its agent and counsel), in each case, in connection with the performance of its obligations under this Agreement after the occurrence of a Bankruptcy Event, then any such expenses or compensation are intended to constitute expenses of administration under applicable Bankruptcy Laws. As security for the performance of the obligations of the Company under this Section the Purchase Contract Agent shall have a lien prior to the Holders upon all property and funds held or collected by the Purchase Contract Agent as such, except funds or property held in trust for payment to the Holders.

SECTION 8.08. Corporate Purchase Contract Agent Required; Eligibility. There shall at all times be a Purchase Contract Agent hereunder. The Purchase Contract Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state thereof or the District of Columbia having a combined capital and surplus of at least $25,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal, state or District of Columbia authority, or a corporation or other Person permitted to act as trustee by the Commission. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article.

SECTION 8.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of Section 8.10.

(b) The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 8.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(c) The Purchase Contract Agent may be removed at any time by the Holders of a majority in number of the Outstanding Purchase Contracts. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 8.10 shall not have been delivered to the Purchase Contract Agent within 30 days after evidence of such removal is delivered to the Company and Purchase Contract Agent, the removed Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(d) If at any time:

(i) the Purchase Contract Agent shall cease to be eligible under Section 8.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(ii) the Purchase Contract Agent shall be adjudged bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Purchase Contract Agent, or (y) any Holder who has been a bona fide Holder of a Purchase Contract for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

(e) If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Purchase Contract Agent for any cause, the Company shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 8.10. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 8.10, any Holder who has been a bona fide Holder of a Purchase Contract for at least six months, on behalf of itself and all others similarly situated, or the Purchase Contract Agent may petition at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(f) The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent to Holders. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.

SECTION 8.10. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent. At the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon its receipt of payment or reimbursement of any amounts due to it hereunder, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and shall duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.

(b) Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

(c) No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article.

SECTION 8.11. Merger; Conversion; Consolidation or Succession to Business. Any corporation into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. If any Equity-Linked Securities shall have been authenticated on behalf of the Holders by the Trustee and Purchase Contract Agent then in office, but not delivered, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such Purchase Contract Agent’s authentication and deliver the Equity-Linked Securities so authenticated with the same effect as if such successor Purchase Contract Agent had itself authenticated such Equity-Linked Securities.

SECTION 8.12. Preservation of Information; Communications to Holders. (a) The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders as received by the Purchase Contract Agent in its capacity as Security Registrar.

(b) If three or more Holders (such three or more Holders, the “Applicants”) apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such Applicant has owned a Unit or Separate Purchase Contract for a period of at least six months preceding the date of such application, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Units or Separate Purchase Contracts and is accompanied by a copy of the form of proxy or other communication that such Applicants propose to transmit, then the Purchase Contract Agent shall transmit to all the Holders copies of the form of proxy or other communication that is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be transmitted and of payment, or provision for the payment, of the reasonable expenses of such transmission.

SECTION 8.13. No Other Obligations of Purchase Contract Agent or Trustee. Except to the extent otherwise expressly provided in this Agreement, neither the Purchase Contract Agent nor Trustee assumes any obligations, and neither the Purchase Contract Agent nor Trustee shall be subject to any liability, under this Agreement or any Security evidencing a Unit or Purchase Contract in respect of the obligations of the Holder of any Unit or Purchase Contract thereunder. The Company agrees, and each Holder of a Security, by his or her acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent’s and/or Trustee’s authentication, as applicable, of the Securities shall be solely, in the case of the Purchase Contract Agent, as agent and attorney-in-fact for the Holders and, in the case of the Trustee, as Trustee under the Indenture, and that neither the Purchase Contract Agent nor Trustee shall have any obligation to perform such Purchase Contracts (whether held as components of Units or Separate Purchase Contracts) on behalf of the Holders, except to the extent expressly provided in Article III hereof.

SECTION 8.14. Tax Compliance. (a) The Purchase Contract Agent shall comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any shares of Common Stock delivered upon settlement of the Purchase Contracts, any amounts paid in lieu of fractional shares of Common Stock upon settlement of the Purchase Contracts, and any other amounts included in the Purchase Contract Settlement Fund paid to Holders upon settlement of any Purchase Contracts or (ii) the issuance, delivery, holding, transfer or exercise of rights under the Purchase Contracts. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent. Notwithstanding anything to the contrary, but without limiting the requirements imposed by applicable tax laws, the Purchase Contract Agent’s obligations under this Section 8.14 shall extend only to form 1099 reporting and any applicable withholding unless and until the Purchase Contract Agent is otherwise notified by the Company pursuant to paragraph (b) below.

(b) The Purchase Contract Agent shall, in accordance with the terms hereof, comply with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 8.01(b)(ii).

(c) The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request. For the avoidance of doubt, any costs or expenses incurred by the Purchase Contract Agent in connection with complying with its obligations under this Section 8.14 shall be covered by Section 8.07.

ARTICLE IX

SUPPLEMENTAL AGREEMENTS

SECTION 9.01. Supplemental Agreements Without Consent of Holders. Without the consent of any Holders, the Company, the Purchase Contract Agent and the Trustee at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Purchase Contract Agent, for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Purchase Contracts:

(i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company under this Agreement and the Units and Separate Purchase Contracts, if any;

(ii) to add to the covenants for the benefit of Holders of Purchase Contracts or to surrender any of the Company’s rights or powers under this Agreement;

(iii) to evidence and provide for the acceptance of appointment of a successor Purchase Contract Agent;

(iv) upon the occurrence of a Reorganization Event, solely (i) to provide that each Purchase Contract will become a contract to purchase Exchange Property and (ii) to effect the related changes to the terms of the Purchase Contracts, in each case, pursuant to Section 5.02;

(v) to conform the terms of the Purchase Contracts or the provisions of this Agreement to the “Description of the Purchase Contracts,” and “Description of the Units” sections in the Prospectus;

(vi) to cure any ambiguity or manifest error, to correct or supplement any provisions that may be inconsistent; or

(vii) to make any other provisions with respect to such matters or questions, so long as such action does not adversely affect the interest of the Holders.

SECTION 9.02. Supplemental Agreements with Consent of Holders. With the consent of the Holders of not less than a majority in number of the Outstanding Purchase Contracts, the Company, when authorized by a Board Resolution, and the Purchase Contract Agent and Trustee may enter into an one or more agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Purchase Contracts; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the consent of each Holder of an Outstanding Purchase Contract affected thereby:

(i) reduce the number of shares of Common Stock deliverable upon settlement of the Purchase Contracts (except to the extent expressly provided in Section 5.01);

(ii) change the Mandatory Settlement Date, or adversely modify the right to settle Purchase Contracts early or the Fundamental Change Early Settlement Right;

(iii) impair the right to institute suit for the enforcement of the Purchase Contracts; or

(iv) reduce the above-stated percentage of Outstanding Purchase Contracts the consent of the Holders of which is required for the modification or amendment of the provisions of the Purchase Contracts or the Purchase Contract Agreement.

It shall not be necessary for any consent of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 9.03. Execution of Supplemental Agreements. In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent and Trustee shall be provided, and (subject to Section 8.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and does not violate the Indenture, and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Purchase Contract Agent and Trustee may, but shall not be obligated to, enter into any such supplemental agreement that affects the Purchase Contract Agent’s or Trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 9.04. Effect of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article, this Agreement and the Equity-Linked Securities shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement and the Equity Linked Securities for all purposes; and every Holder of Securities theretofore or thereafter authenticated on behalf of the Holders and delivered hereunder, shall be bound thereby.

SECTION 9.05. Reference to Supplemental Agreements. Securities authenticated on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Purchase Contract Agent, the Trustee and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for outstanding Securities.

SECTION 9.06. Notice of Supplemental Agreements. After any supplemental agreement under this Article becomes effective, the Company shall give to the Holders a notice briefly describing such supplemental agreement; provided, however, that the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of such supplemental agreement.

ARTICLE X

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 10.01. Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except Under Certain Conditions. The Company shall not consolidate or merge with or into any other entity, or sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any entity, unless:

(i) (a) it is the continuing entity (in the case of a merger), or (b) the successor entity formed by such consolidation or into which it is merged or which acquires by sale, transfer, lease or other conveyance of its properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any state thereof, the District of Columbia or any territory thereof, and expressly assumes, by a supplement to this Agreement, all obligations of the Company under this Agreement; and

(ii) immediately after giving effect to the transaction, no default, and no event which after notice or lapse of time or both would become a default under this Agreement or the Purchase Contracts, has or will have occurred and be continuing.

Notwithstanding anything to the contrary herein, in no event shall a Qualified McKesson Exit and related transactions, including the Merger, be limited by this Section 10.01.

SECTION 10.02. Rights and Duties of Successor Entity. In case of any such merger, consolidation, sale, assignment, transfer or conveyance (but not any such lease) and upon any such assumption by a successor entity in accordance with Section 10.01, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities evidencing Units or Purchase Contracts issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent and Trustee (if applicable) shall authenticate on behalf of the Holders and deliver any Securities that previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent and Trustee for authentication, and any Security evidencing Units or Purchase Contracts that such successor corporation thereafter shall cause to be signed and delivered to the Purchase Contract Agent and Trustee for that purpose. All the Securities issued shall in all respects have the same legal rank and benefit under this Agreement as the Securities theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Securities had been issued at the date of the execution hereof.

In the event of any such merger, consolidation, sale, assignment, transfer, lease or conveyance, such change in phraseology and form (but not in substance) may be made in the Securities evidencing Units or Purchase Contracts thereafter to be issued as may be appropriate.

SECTION 10.03. Officer’s Certificate and Opinion of Counsel Given to Purchase Contract Agent. The Purchase Contract Agent, subject to Section 8.01 and Section 8.03, shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such merger, consolidation, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such merger, consolidation, sale, assignment, transfer, lease or conveyance have been met.

ARTICLE XI

COVENANTS OF THE COMPANY

SECTION 11.01. Performance Under Purchase Contracts. The Company covenants and agrees for the benefit of the Holders from time to time of the Units and Purchase Contracts, as the case may be, that it will duly and punctually perform its obligations under the Units and Purchase Contracts, as the case may be, in accordance with the terms of the Units and Purchase Contracts and this Agreement.

SECTION 11.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, New York City an office or agency where Securities may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Purchase Contracts on any Settlement Date, and where notices and demands to or upon the Company in respect of the Purchase Contracts and this Agreement may be served. The Company will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City for such purposes. The Company will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Purchase Contracts the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

SECTION 11.03. Statements of Officers of the Company as to Default; Notice of Default. The Company will deliver to the Purchase Contract Agent, within 120 days after the end of each fiscal year of the Company (which fiscal year ends, as of the Issue Date, on March 31, 2020) ending after the date hereof, an Officer’s Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company), stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge and what action the Company is taking or proposes to take with respect thereto.

SECTION 11.04. [Reserved.]

SECTION 11.05. Company to Reserve Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon settlement of the Purchase Contracts, the number of shares of Common Stock that would be issuable upon the settlement of all Outstanding Purchase Contracts (whether or not included in a Unit), assuming settlement at the Maximum Settlement Rate.

SECTION 11.06. Covenants as to Common Stock. The Company covenants that all shares of Common Stock issuable upon settlement of any Outstanding Purchase Contract will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from all taxes, liens and charges and not subject to any preemptive rights.

The Company further covenants that, if at any time the Common Stock shall be listed on Nasdaq or any other national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon settlement of the Purchase Contracts; provided, however, that, if the rules of such exchange system permit the Company to defer the listing of such Common Stock until the first delivery of Common Stock upon settlement of Purchase Contracts in accordance with the provisions of this Agreement, the Company covenants to list such Common Stock issuable upon settlement of the Purchase Contracts in accordance with the requirements of such exchange at such time.

SECTION 11.07. Tax Treatment. The Company agrees, and by purchasing a Unit each Beneficial Holder agrees, for United States federal income tax purposes, to (a) treat a Unit as an investment unit composed of two separate instruments, in accordance with its form, (b) treat the Notes as indebtedness of the Company and (c) in the case of each Beneficial Holder acquiring the Units at original issuance, allocate the Stated Amount of each Unit between the Note and the Purchase Contract so that such Beneficial Holder’s initial tax basis in each Purchase Contract will be $[•] and each such Beneficial Holder’s initial tax basis in each Note will be $[•] (as reflected in the cross-receipt for the Units’ initial issuance).

SECTION 11.08. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A Patriot Act (the “Patriot Act”), the Purchase Contract Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Purchase Contract Agent. The parties to this Agreement agree that they shall provide the Purchase Contract Agent with such information as it they request in order for the Trustee to satisfy the requirements of the Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CHANGE HEALTHCARE INC.

By:
Name:
Title:

U.S. BANK N.A., as Purchase Contract Agent

By:
Name:
Title:

U.S. BANK N.A., as Trustee under the Indenture

By:
Name:
Title:

U.S. BANK N.A., as Attorney-in-Fact of the Holders of Equity-Linked Securities from time to time as provided under the Purchase Contract Agreement

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF UNIT]

[THIS SECURITY IS A GLOBAL UNIT WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

*	Include only if a Global Unit.

CHANGE HEALTHCARE INC.

[•]% TANGIBLE EQUITY UNITS

CUSIP No. 15912K 209

ISIN No. US15912K2096

No. [ ]              [Initial]* Number of Units [ ]

This Unit certifies that [CEDE & CO., as nominee of The Depository Trust Company]* [ ]** (the “Holder”), or registered assigns, is the registered owner of the number of Units set forth above[, which number may from time to time be reduced or increased, as set forth on Schedule A, as appropriate, in accordance with the terms of the Purchase Contract Agreement (as defined below), but which number, taken together with the number of all other outstanding Units, shall not exceed [•] Units at any time]*.

Each Unit consists of (i) a Purchase Contract issued by the Company, and (ii) a Note issued by the Company. Each Unit evidenced hereby is governed by a Purchase Contract Agreement, dated as of [•], 2019 (as may be supplemented from time to time, the “Purchase Contract Agreement”), between the Company and U.S. Bank N.A., as Purchase Contract Agent (including its successors hereunder, the “Purchase Contract Agent”), as Trustee (including its successors hereunder, the “Trustee”) under the Indenture and as attorney-in-fact for the Holders of Equity-Linked Securities from time to time.

Reference is hereby made to the Purchase Contract Agreement and the Indenture and, in each case supplemental agreements thereto, for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Trustee, the Company and the Holders and of the terms upon which the Units are, and are to be, executed and delivered.

Upon the conditions and under the circumstances set forth in the Purchase Contract Agreement, Holders of Units shall have the right to separate a Unit into its component parts, and a Holder of a Separate Purchase Contract and Separate Note shall have the right to re-create a Unit.

The Company agrees, and by purchasing a Unit each Beneficial Holder agrees, for United States federal income tax purposes, to (1) treat each Unit as an investment unit composed of two separate instruments, in accordance with its form, (2) treat each Note as indebtedness of the Company and (3) in the case of each Beneficial Holder acquiring the Units at original issuance, allocate the Stated Amount of each Unit between the Note and the Purchase Contract so that such Beneficial Holder’s initial tax basis in each Purchase Contract will be $[•] and each such Beneficial Holder’s initial tax basis in each Note will be $[•].

The Units and any claim, controversy or dispute arising under or related thereto shall be governed by, and construed in accordance with, the laws of the State of New York.

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

Capitalized terms used herein and not defined have the meanings given to such terms in the Purchase Contract Agreement.

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

In the event of any inconsistency between the provisions of this Unit and the provisions of the Purchase Contract Agreement, the Purchase Contract Agreement shall prevail.

[SIGNATURES ON THE FOLLOWING PAGE]

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

CHANGE HEALTHCARE INC.

By:
Name:
Title:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

UNIT CERTIFICATE OF AUTHENTICATION

OF PURCHASE CONTRACT AGENT AND TRUSTEE UNDER THE INDENTURE

This is one of the Units referred to in the within mentioned Purchase Contract Agreement.

Dated:

U.S. BANK N.A., as Purchase Contract Agent

By:
Authorized Signatory

U.S. BANK N.A., as Trustee under the Indenture

By:
Authorized Signatory

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

[FORM OF REVERSE OF UNIT]

[Intentionally Blank]

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

SCHEDULE A*

[SCHEDULE OF INCREASES OR DECREASES IN GLOBAL UNIT]

The initial number of Units evidenced by this Global Unit is [ ]. The following increases or decreases in this Global Unit have been made:

Date	Amount of increase in number of Units evidenced by the Global Unit	Amount of decrease in number of Units evidenced by the Global Unit	Number of Units evidenced by the Global Unit following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

ATTACHMENT 1

[FORM OF SEPARATION NOTICE]

U.S. BANK N.A.

100 Wall Street, Suite 1600

New York, New York 10005

Attention: Corporate Trust Services, re: Change Healthcare Inc.

Re: Separation of [Global]* Units

The undersigned [Beneficial Holder]* hereby notifies you that it wishes to separate Units [as to which it holds a Book-Entry Interest]* (the “Relevant Units”) into a number of Notes equal to the number of Relevant Units and a number of Purchase Contracts equal to the number of Relevant Units in accordance with the Purchase Contract Agreement (the “Purchase Contract Agreement”) dated [•], 2019 between the Company and U.S. Bank N.A., as Purchase Contract Agent, as Trustee under the Indenture and as attorney-in-fact for the Holders of Equity-Linked Securities from time to time. Terms used and not defined herein have the meaning assigned to such terms in the Purchase Contract Agreement.

The undersigned [includes herewith]** [Beneficial Holder has instructed the undersigned Depository Participant to transfer to you its Book-Entry Interests in]* the number of Units specified in the immediately succeeding paragraph. The undersigned [includes herewith]** [Beneficial Holder has furnished the undersigned Depository Participant with]* the appropriate endorsements and documents and paid all applicable transfer or similar taxes, if any, to the extent required by the Purchase Contract Agreement.

Please [deliver to the undersigned’s address specified below]** [transfer to the account of the undersigned Beneficial Holder with the undersigned Depositary Participant the beneficial interests in]* (i) the number of Separate Notes and (ii) number of Separate Purchase Contracts represented by the number of Units specified above.

[SIGNATURES ON THE FOLLOWING PAGE]

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

IN WITNESS WHEREOF, the [undersigned has caused this instrument to be duly executed]* [Depository Participant has caused this instrument to be duly executed on behalf of itself and the undersigned Beneficial Holder]**.

Dated:

[NAME OF BENEFICIAL HOLDER]

By:
Name:
Title:
Address:

[NAME OF DEPOSITORY PARTICIPANT]*

By:
Name:
Address:

Attest By:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

ATTACHMENT 2

[FORM OF RECREATION NOTICE]

U.S. BANK N.A.

100 Wall Street, Suite 1600

New York, New York 10005

Attention: Corporate Trust Services, re: Change Healthcare Inc.

Re: Recreation of [Global]* Units

The undersigned [Beneficial Holder]* hereby notifies you that it wishes to recreate Units [as to which it holds a Book-Entry Interest]* (the “New Units”) from a number of Separate Notes equal to the number of New Units and a number of Separate Purchase Contracts equal to the number of New Units in accordance with the Purchase Contract Agreement (the “Purchase Contract Agreement”) dated as of [•], 2019 between the Company and U.S. Bank N.A., as Purchase Contract Agent, as Trustee under the Indenture and as attorney-in-fact for the Holders of Equity-Linked Securities from time to time. Terms used and not defined herein have the meaning assigned to such terms in the Purchase Contract Agreement.

The undersigned [includes herewith]** [Beneficial Holder has instructed the undersigned Depository Participant to transfer to you its Book-Entry Interests in]* the applicable number of Separate Notes and the applicable number of Separate Purchase Contracts sufficient for the recreation of the number of Units specified above. The undersigned [includes herewith]** [Beneficial Holder has furnished the undersigned Depository Participant with]* the appropriate endorsements and documents and paid all applicable transfer or similar taxes, if any, to the extent required by the Purchase Contract Agreement.

Please [deliver to the undersigned’s address specified below]** [transfer to the account of the undersigned Beneficial Holder with the undersigned Depositary Participant the beneficial interests in]* the number of Units specified above.

[SIGNATURES ON THE FOLLOWING PAGE]

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

IN WITNESS WHEREOF, the [undersigned has caused this instrument to be duly executed]* [Depository Participant has caused this instrument to be duly executed on behalf of itself and the undersigned Beneficial Holder]**.

Dated:

[NAME OF BENEFICIAL HOLDER]

By:
Name:
Title:
Address:

[NAME OF DEPOSITORY PARTICIPANT]*

By:
Name:
Address:

Attest By:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

ATTACHMENT 3

CHANGE HEALTHCARE INC.

PURCHASE CONTRACTS

No. ___                     Initial Number of Purchase Contracts: __________

This Purchase Contract certifies that U.S. Bank N.A., as attorney-in-fact of holder(s) of the Purchase Contracts evidenced hereby, or its registered assigns (the “Holder”) is the registered owner of the number of Purchase Contracts set forth above, which number may from time to time be reduced or increased as set forth on Schedule A hereto, as appropriate, in accordance with the terms of the Purchase Contract Agreement (as defined below), but which number of Purchase Contracts, taken together with the number of all other Outstanding Purchase Contracts, shall not exceed [•] Purchase Contracts at any time.

Each Purchase Contract consists of the rights of the Holder under such Purchase Contract with the Company. All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract on the Mandatory Settlement Date a number shares of Common Stock, $0.001 par value (“Common Stock”), of the Company equal to the Mandatory Settlement Rate, unless such Purchase Contract has settled prior to the Mandatory Settlement Date, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURES ON THE FOLLOWING PAGE]

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CHANGE HEALTHCARE INC.

By:
Name:
Title:

Dated:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

REGISTERED HOLDER(S) (as to obligations of such holder(s) under the Purchase Contracts evidenced hereby)

By: U.S. BANK N.A., not individually but solely as Attorney-in-Fact of such holder(s)

By:
Name:
Title:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

PURCHASE CONTRACT CERTIFICATE OF AUTHENTICATION OF

PURCHASE CONTRACT AGENT

This is one of the Purchase Contracts referred to in the within-mentioned Purchase Contract Agreement.

U.S. BANK N.A., as Purchase Contract Agent

By:
Authorized Signatory

Dated:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

[REVERSE OF PURCHASE CONTRACT]

Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of [•], 2019 (as may be supplemented from time to time, the “Purchase Contract Agreement”), between Change Healthcare Inc., a Delaware corporation (the “Company”), and U.S. Bank N.A., as Purchase Contract Agent (including its successors hereunder, the “Purchase Contract Agent”), as Trustee under the Indenture and as attorney-in-fact for the Holders of Equity-Linked Securities from time to time. Reference is hereby made to the Purchase Contract Agreement and supplemental agreements thereto for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company and the Holders and of the terms upon which the Purchase Contracts are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract, on the Mandatory Settlement Date, a number of shares of Common Stock equal to the Mandatory Settlement Rate, unless such Purchase Contract has settled prior to the Mandatory Settlement Date pursuant to the terms of the Purchase Contract Agreement.

No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 4.12 of the Purchase Contract Agreement.

The Purchase Contracts are issuable only in registered form and only in denominations of a single Purchase Contract and any integral multiple thereof. The transfer of any Purchase Contract will be registered and Purchase Contracts may be exchanged as provided in the Purchase Contract Agreement.

The Purchase Contracts are initially being issued as part of the [•]% Tangible Equity Units (the “Units”) issued by the Company pursuant to the Purchase Contract Agreement. Holders of the Units have the right to separate such Units into their constituent parts, consisting of Separate Notes and Separate Purchase Contracts, during the times, and under the circumstances, described in the Purchase Contract Agreement. Following separation of any Unit into its constituent parts, the Separate Purchase Contracts are transferable independently from the Separate Notes. In addition, Separate Purchase Contracts can be recombined with Separate Notes to recreate Units, as provided for in the Purchase Contract Agreement.

The Holder of this Purchase Contract, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement on its behalf as its attorney-in-fact and agrees to be bound by the terms and provisions thereof.

Subject to certain exceptions set forth in the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts and any claim, controversy or dispute arising under or related thereto shall be governed by, and construed in accordance with, the laws of the State of New York.

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

The Company, the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name this Purchase Contract is registered as the owner of the Purchase Contracts, evidenced hereby, for the purpose of performance of the Purchase Contracts evidenced by such Purchase Contracts and for all other purposes whatsoever, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

The Purchase Contracts shall not entitle the Holder to any of the rights of a holder of the Common Stock or other Exchange Property, except as provided by the Purchase Contract Agreement.

Each Purchase Contract (whether or not included in a Unit) is a security governed by Article VIII of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

Unless a conformed copy of the Purchase Contract Agreement has been filed on the EDGAR system of the U.S. Securities and Exchange Commission, a copy of the Purchase Contract Agreement will be available for inspection at the offices of the Company.

In the event of any inconsistency between the provisions of this Purchase Contract and the provisions of the Purchase Contract Agreement, the Purchase Contract Agreement shall prevail.

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common

UNIF GIFT MIN ACT:		Custodian

(cust)	(minor)

Under Uniform Gifts to Minors

Act of ___________________

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with rights of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee) (Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Purchase Contracts and all rights thereunder, hereby irrevocably constituting and appointing attorney , to transfer said Purchase Contracts on the books of the Company with full power of substitution in the premises.

DATED:	Signature

Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Purchase Contracts in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for shares of Common Stock or other securities, as applicable, deliverable upon settlement of the number of Purchase Contracts evidenced by this Purchase Contract be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares of Common Stock or other securities, as applicable, are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incidental thereto, as provided in the Purchase Contract Agreement.

Dated:
Signature
Signature Guarantee:
(if assigned to another Person)

If shares are to be registered in the name of and delivered to (or cash is to be paid to) a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

ELECTION TO SETTLE EARLY

The undersigned Holder of this Purchase Contract hereby irrevocably exercises the option to effect Early Settlement (which Early Settlement may, as applicable, be deemed to be in connection with a Fundamental Change pursuant to Section 4.07 of the Purchase Contract Agreement) in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts evidenced by this Purchase Contract as specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other securities, as applicable, deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Purchase Contract representing any Purchase Contracts evidenced hereby as to which Early Settlement is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares of Common Stock or other securities, as applicable, are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto, as provided in the Purchase Contract Agreement.

Dated:

Signature

Signature Guarantee:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

Number of Purchase Contracts evidenced hereby as to which Early Settlement is being elected:

If shares of Common Stock or Purchase Contracts are to be registered in the name of and delivered to a Person other than the Holder, please print such Person’s name and address:

REGISTERED HOLDER

Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

SCHEDULE A*

SCHEDULE OF INCREASES OR DECREASES

IN THE PURCHASE CONTRACT

The initial number of Purchase Contracts evidenced by this certificate is [    ]. The following increases or decreases in this certificate have been made:

Date	Amount of increase in number of Purchase Contracts evidenced hereby	Amount of decrease in number of Purchase Contracts evidenced hereby	Number of Purchase Contracts evidenced hereby following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

*	Include only if a Global Purchase Contract.

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

ATTACHMENT 4

CHANGE HEALTHCARE INC.

[•]% SENIOR AMORTIZING NOTES DUE 2022

CUSIP No.: 15912K AA8

ISIN No.: US15912KAA88

No. [    ]         [Initial]* Number of Notes: [    ]

CHANGE HEALTHCARE INC., a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to [U.S. Bank N.A., as attorney-in-fact of holder(s) of the Units of which this Note forms a part]* [    ]**, or registered assigns (the “Holder”), the initial principal amount of $[•] for each of the number of Notes set forth above[, which number of Notes may from time to time be reduced or increased as set forth in Schedule A hereto, as appropriate, in accordance with the terms of the Indenture]*, in equal quarterly installments (except for the first such payment) (each such payment, an “Installment Payment”), constituting a payment of interest (at a rate of [•]% per annum) and a partial repayment of principal, payable on each [•], [•], [•] and [•], commencing on [•], 2019] (each such date, an “Installment Payment Date”, and the period from, and including, [•], 2019 to, but excluding, the first Installment Payment Date and thereafter each quarterly period from, and including, the immediately preceding Installment Payment Date to, but excluding, the relevant Installment Payment Date, an “Installment Payment Period”) with the final Installment Payment due and payable on [•], 2022, all as set forth on the reverse hereof and in the Indenture referred to on the reverse hereof. To the extent that payment of interest shall be legally enforceable, interest shall accrue and be payable on any overdue Installment Payments or principal at a rate of [•]% per annum.

Each Installment Payment for any Installment Payment Period shall be computed on the basis of a 360-day year of twelve 30-day months. If an Installment Payment is payable for any period shorter or longer than a full Installment Payment Period, such Installment Payment shall be computed on the basis of the actual number of days elapsed per 30-day month. Furthermore, if any date on which an Installment Payment is payable is not a Business Day, then payment of the Installment Payment on such date shall be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. Installment Payments shall be paid to the Person in whose name the Note is registered, with limited exceptions as provided in the Indenture, at the close of business on [•], [•], [•] and [•] immediately preceding the relevant Installment Payment Date, as applicable (each, a “Regular Record Date”). Installment Payments shall be payable (x) in the case of any Certificated Note, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of Installment Payments may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or (y) in the case of any Global Note, by wire transfer in immediately available funds to the account of the Depositary or its nominee or otherwise in accordance with applicable procedures of the Depositary.

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been manually signed by or on behalf of the Trustee.

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURES ON THE FOLLOWING PAGE]

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

CHANGE HEALTHCARE INC.

By:
Name:
Title:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

CERTIFICATE OF AUTHENTICATION

U.S. Bank N.A., as Trustee, certifies that this is one of the Securities of the series designated herein referred to in the within mentioned Indenture.

Dated:

U.S. BANK N.A., as Trustee

By:
Authorized Signatory

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

[REVERSE OF NOTE]

CHANGE HEALTHCARE INC.

[•]% Senior Amortizing Notes due 2022

This Note is one of a duly authorized series of Securities of the Company designated as its [•]% Senior Amortizing Notes due 2022 (herein sometimes referred to as the “Notes”), issued under the Indenture, dated as of [•], 2019, between the Company and U.S. Bank N.A., as trustee (the “Trustee,” which term includes any successor trustee under the Indenture) (including any provisions of the Trust Indenture Act that are deemed incorporated therein) (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of [•], 2019 (the “First Supplemental Indenture”), between the Company and the Trustee (the Base Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The terms of other series of Securities issued under the Base Indenture may vary with respect to interest rates, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Base Indenture. The Base Indenture further provides that securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. This series of Securities is limited in aggregate initial principal amount as specified in the First Supplemental Indenture.

Each Installment Payment shall constitute a payment of interest (at a rate of [•]% per annum) and a partial repayment of principal on the Notes, allocated with respect to each Note as set forth in the schedule below:

Scheduled Installment Payment Date	Amount of Principal			Amount of Interest
[•], 2019	$	[	•]	$	[	•]
[•], 2019	$	[	•]	$	[	•]
[•], 2020	$	[	•]	$	[	•]
[•], 2020	$	[	•]	$	[	•]
[•], 2020	$	[	•]	$	[	•]
[•], 2020	$	[	•]	$	[	•]
[•], 2021	$	[	•]	$	[	•]
[•], 2021	$	[	•]	$	[	•]
[•], 2021	$	[	•]	$	[	•]
[•], 2021	$	[	•]	$	[	•]
[•], 2022	$	[	•]	$	[	•]
[•], 2022	$	[	•]	$	[	•]

Any Installment Payment on any Note which is payable, but is not punctually paid or duly provided for, on any Installment Payment Date (herein called “Defaulted Installment Payment”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Installment Payment may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

(1) The Company may elect to make payment of any Defaulted Installment Payment to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Installment Payment, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Installment Payment proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Installment Payment or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Installment Payment as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Installment Payment which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Installment Payment and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Installment Payment and the Special Record Date therefor having been so mailed, such Defaulted Installment Payment shall be paid to the Persons in whose names the Notes (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Installment Payment on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

The Notes shall not be subject to redemption at the option of the Company. However, a Holder shall have the right to require the Company to repurchase some or all of its Notes for cash at the Repurchase Price per Note and on the Repurchase Date, upon the occurrence of certain events and subject to the conditions set forth in the Indenture.

This Note is not entitled to the benefit of any sinking fund. The Indenture contains provisions for satisfaction and discharge, legal defeasance and covenant defeasance of this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

If an Event of Default with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding may declare the Repurchase Price and all Installment Payments on this Note, to be due and payable immediately, in the manner, subject to the conditions and with the effect provided in the Indenture.

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Notes at the time outstanding, to execute supplemental indentures for certain purposes as described therein.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Repurchase Price, if applicable, of and all Installment Payments on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

The Notes are originally being issued as part of the [•]% Tangible Equity Units (the “Units”) issued by the Company pursuant to that certain Purchase Contract Agreement, dated as of [•], 2019, between the Company and U.S. Bank N.A., as Purchase Contract Agent, as Trustee and as attorney-in-fact for the holders of Equity-Linked Securities (as defined in the Purchase Contract Agreement) from time to time (the “Purchase Contract Agreement”). Holders of the Units have the right to separate such Units into their constituent parts, consisting of Separate Purchase Contracts (as defined in the Purchase Contract Agreement) and Separate Notes, during the times, and under the circumstances, described in the Purchase Contract Agreement. Following separation of any Unit into its constituent Separate Note and Separate Purchase Contract, the Separate Notes are transferable independently from the Separate Purchase Contracts. In addition, Separate Notes can be recombined with Separate Purchase Contracts to recreate Units, as provided for in the Purchase Contract Agreement. Reference is hereby made to the Purchase Contract Agreement for a more complete description of the terms thereof applicable to the Units.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note shall be registered on the Security Register of the Company, upon due presentation of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes in authorized denominations and for a like aggregate principal amount.

The Notes are initially issued in registered, global form without coupons in denominations equal to $[•] initial principal amount and integral multiples in excess thereof.

The Company or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of this Note. No service charge shall be made for any such transfer or for any exchange of this Note as contemplated by the Indenture.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered upon the Security Register for the Notes as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of the Indenture, interest on this Note and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

This Note and the Indenture and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York.

Capitalized terms used but not defined in this Note shall have the meanings ascribed to such terms in the Indenture.

No recourse shall be had for the payment of any Installment Payment on this Note, or for any claim based hereon, or upon any obligation, covenant or agreement of the Company in the Indenture, against any incorporator, stockholder, officer or director, past, present or future of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

The Company and each Beneficial Holder agrees, for United States federal income tax purposes, to treat the Notes as indebtedness of the Company.

In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, the Indenture shall prevail.

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee) and irrevocably appoints agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:
(Sign exactly as your name appears on the other side of this Note)

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:
Name:
Title:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

FORM OF REPURCHASE NOTICE

TO:	CHANGE HEALTHCARE INC.

U.S. BANK N.A., as Trustee

The undersigned registered Holder hereby irrevocably acknowledges receipt of a notice from Change Healthcare Inc. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to pay, for each Note designated below, the Repurchase Price for such Notes (determined as set forth in the Indenture), in accordance with the terms of the Indenture and the Notes, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature:

NOTICE: The above signature of the Holder hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable):

Number of Notes to be repurchased (if less than all, must be one Note or integral multiples in excess thereof):

Social Security or Other Taxpayer Identification Number:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

SCHEDULE A*

[SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE]

The initial number of Notes evidenced by this Global Note is [ ]. The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in number of Notes evidenced hereby	Amount of increase in number of Notes evidenced hereby	Number of Notes evidenced hereby following such decrease (or increase)	Signature of authorized officer of Trustee

*	Include only if a Global Note.

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

EXHIBIT B

[FORM OF FACE OF PURCHASE CONTRACT]

[THIS SECURITY IS A GLOBAL PURCHASE CONTRACT WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

*	Include only if a Global Purchase Contract.

CHANGE HEALTHCARE INC.

PURCHASE CONTRACTS

CUSIP No. 15912K 118

ISIN No. US15912K 1189

No.        [Initial]* Number of Purchase Contracts: ________

This Purchase Contract certifies that [CEDE & CO., as nominee of The Depository Trust Company]* [ ]**, or its registered assigns (the “Holder”) is the registered owner of the number of Purchase Contracts set forth above[, which number may from time to time be reduced or increased as set forth on Schedule A hereto, as appropriate, in accordance with the terms of the Purchase Contract Agreement (as defined below), but which number of Purchase Contracts, taken together with the number of all other Outstanding Purchase Contracts, shall not exceed [•] Purchase Contracts at any time]*.

Each Purchase Contract consists of the rights of the Holder under such Purchase Contract with the Company. All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract on the Mandatory Settlement Date a number shares of Common Stock, $0.001 par value (“Common Stock”), of the Company equal to the Mandatory Settlement Rate, unless such Purchase Contract has settled prior to the Mandatory Settlement Date, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURES ON THE FOLLOWING PAGE]

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CHANGE HEALTHCARE INC.

By:

Name:
Title:

Dated:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

REGISTERED HOLDER(S) (as to obligations of such holder(s) under the Purchase Contracts evidenced hereby)

By:	U.S. BANK N.A., not individually but solely as Attorney-in-Fact of such holder(s)

By:

Name:
Title:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

PURCHASE CONTRACT CERTIFICATE OF AUTHENTICATION OF

PURCHASE CONTRACT AGENT

This is one of the Purchase Contracts referred to in the within-mentioned Purchase Contract Agreement.

U.S. BANK N.A., as Purchase Contract Agent

By:

Authorized Signatory

Dated:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

[REVERSE OF PURCHASE CONTRACT]

Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of [•], 2019 (as may be supplemented from time to time, the “Purchase Contract Agreement”), between Change Healthcare Inc., a Delaware corporation (the “Company”), and U.S. Bank N.A., as Purchase Contract Agent (including its successors hereunder, the “Purchase Contract Agent”), as Trustee under the Indenture and as attorney-in-fact for the Holders of Equity-Linked Securities from time to time. Reference is hereby made to the Purchase Contract Agreement and supplemental agreements thereto for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company and the Holders and of the terms upon which the Purchase Contracts are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract, on the Mandatory Settlement Date, a number of shares of Common Stock equal to the Mandatory Settlement Rate, unless such Purchase Contract has settled prior to the Mandatory Settlement Date pursuant to the terms of the Purchase Contract Agreement.

No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 4.12 of the Purchase Contract Agreement.

The Purchase Contracts are issuable only in registered form and only in denominations of a single Purchase Contract and any integral multiple thereof. The transfer of any Purchase Contract will be registered and Purchase Contracts may be exchanged as provided in the Purchase Contract Agreement.

The Purchase Contracts are initially being issued as part of the [•]% Tangible Equity Units (the “Units”) issued by the Company pursuant to the Purchase Contract Agreement. Holders of the Units have the right to separate such Units into their constituent parts, consisting of Separate Notes and Separate Purchase Contracts, during the times, and under the circumstances, described in the Purchase Contract Agreement. Following separation of any Unit into its constituent parts, the Separate Purchase Contracts are transferable independently from the Separate Notes. In addition, Separate Purchase Contracts can be recombined with Separate Notes to recreate Units, as provided for in the Purchase Contract Agreement.

The Holder of this Purchase Contract, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement on its behalf as its attorney-in-fact and agrees to be bound by the terms and provisions thereof.

Subject to certain exceptions set forth in the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts and any claim, controversy or dispute arising under or related thereto shall be governed by, and construed in accordance with, the laws of the State of New York.

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

The Company, the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name this Purchase Contract is registered as the owner of the Purchase Contracts, evidenced hereby, for the purpose of performance of the Purchase Contracts evidenced by such Purchase Contracts and for all other purposes whatsoever, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

The Purchase Contracts shall not entitle the Holder to any of the rights of a holder of the Common Stock or other Exchange Property, except as provided by the Purchase Contract Agreement.

Each Purchase Contract (whether or not included in a Unit) is a security governed by Article VIII of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

Unless a conformed copy of the Purchase Contract Agreement has been filed on the EDGAR system of the U.S. Securities and Exchange Commission, a copy of the Purchase Contract Agreement will be available for inspection at the offices of the Company.

In the event of any inconsistency between the provisions of this Purchase Contract and the provisions of the Purchase Contract Agreement, the Purchase Contract Agreement shall prevail.

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM: as tenants in common

UNIF GIFT MIN ACT: Custodian

(cust) (minor)

Under Uniform Gifts to Minors

Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with rights of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Purchase Contracts and all rights thereunder, hereby irrevocably constituting and appointing attorney, to transfer said Purchase Contracts on the books of the Company with full power of substitution in the premises.

DATED:	Signature

Notice : The signature to this assignment must correspond with the name as it appears upon the face of the within Purchase Contracts in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for shares of Common Stock or other securities, as applicable, deliverable upon settlement of the number of Purchase Contracts evidenced by this Purchase Contract be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares of Common Stock or other securities, as applicable, are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incidental thereto, as provided in the Purchase Contract Agreement.

Date:

Signature:

Signature Guarantee:
(if assigned to another Person)

If shares are to be registered in the name of and delivered to (or cash is paid to) a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

ELECTION TO SETTLE EARLY

The undersigned Holder of this Purchase Contract hereby irrevocably exercises the option to effect Early Settlement (which Early Settlement may, as applicable, be deemed to be in connection with a Fundamental Change pursuant to Section 4.07 of the Purchase Contract Agreement) in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts evidenced by this Purchase Contract as specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other securities, as applicable, deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Purchase Contract representing any Purchase Contracts evidenced hereby as to which Early Settlement is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares of Common Stock or other securities, as applicable, are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto, as provided in the Purchase Contract Agreement.

Date:

Signature:

Signature Guarantee:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

Number of Purchase Contracts evidenced hereby as to which Early Settlement is being elected:

If shares of Common Stock or Purchase Contracts are to be registered in the name of and delivered to a Person other than the Holder, please print such Person’s name and address:

REGISTERED HOLDER

Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

SCHEDULE A*

[SCHEDULE OF INCREASES OR DECREASES

IN THE PURCHASE CONTRACT]

The initial number of Purchase Contracts evidenced by this certificate is [ ]. The following increases or decreases in this certificate have been made:

Date	Amount of increase in number of Purchase Contracts evidenced hereby	Amount of decrease in number of Purchase Contracts evidenced hereby	Number of Purchase Contracts evidenced hereby following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

*	Include only if a Global Purchase Contract.

*	Include only if a Global Unit.
**	Include only if not a Global Unit.